FORM 10-K                                                   Page 201

EXHIBIT 4.9










                    CONE MILLS CORPORATION 1983 ESOP
                         AS AMENDED AND RESTATED
                            DECEMBER 1, 1994

FORM 10-K                                                    Page 202
EXHIBIT 4.9
                         TABLE OF CONTENTS                Page
INTRODUCTION .........................................206-207

ARTICLE I - DEFINITIONS

Section

 1.01  Account............................................208
 1.02  Advisory Committee.................................208
 1.03  Affiliate..........................................208
 1.04  Alternate Payee....................................208
 1.05  Annual Additions...................................208
 1.06  Approved Leave.................................208-209
 1.07  Beneficiary or Beneficiaries.......................209
 1.08  Board of Directors.................................209
 1.09  Break in Service...................................209
 1.10  Code...............................................209
 1.11  Company or Cone....................................209
 1.12  Company Contributions..............................210
 1.13  Compensation.......................................210
 1.14  Computation Period.................................210
 1.15  Continuous Service.................................211
 1.16  Eligible Employee..................................211
 1.17  Employee.......................................211-212
 1.18  Employer...........................................212
 1.19  Employment Commencement Date.......................212
 1.20  ERISA..............................................212
 1.20A ESOP A Account.....................................212
 1.20B ESOP B Account.................................212-213
 1.21  Forfeiture.........................................213
 1.22  Hour of Service................................213-215
 1.23  Investment Committee...............................215
 1.24  Investment Earnings................................215
 1.25  Investment Manager.................................215
 1.26  Member.............................................215
 1.27  Money-Purchase Pension Account.....................215
 1.28  Money-Purchase Pension Contribution................215
 1.29  Period of Severance................................216
 1.30  Plan...............................................216
 1.31  Plan Year..........................................216
 1.32  Rule of Parity Years...............................216
 1.33  Severance from Service Date....................216-217
 1.34  Spouse or Surviving Spouse.........................217
 1.35  SRA................................................217
 1.36  Special Retirement Account.........................217
 1.37  Stock-Bonus Account................................217
 1.38  Stock-Bonus Contributions..........................217
 1.39  Trust and Trust Fund...............................218

FORM 10-K                                                    Page 203

EXHIBIT 4.9
                         TABLE OF CONTENTS                Page

 1.40  Trust Agreement....................................218
 1.41  Trustee............................................218
 1.42  Valuation Date.....................................218
 1.43  Year of Service................................218-220


ARTICLE II - PARTICIPATION

Section

 2.01  Member.............................................221
 2.02  Conditions of Participation....................221-222
 2.03  Employment and Eligibility Status Changes..........222
 2.04  Participation Upon Reemployment................222-223


ARTICLE III - CONTRIBUTIONS

Section

 3.01  Stock-Bonus Contributions......................... 224
 3.02  Money-Purchase-Pension Contributions.......... 224-225
 3.03  Time of Payment of Company Contributions...........225
 3.04  Return of Contributions if Deduction Disallowed....225
 3.05  Mistake-of-Fact Contributions......................226
 3.06  Cash and Noncash Contributions.....................226

ARTICLE IV - ACCOUNTS AND ALLOCATIONS

Section

 4.01  Individual Accounts................................227
 4.02  Stock Bonus Contribution and Forfeiture Allocation..
       . . . .. . .  . . . .  . . . . . . . . .  . . .227-228
 4.03  Money-Purchase-Pension Contribution Allocation.228-229
 4.04  Allocation of Investment Earnings..................229
 4.05  Maximum Annual Additions.......................229-236
 4.06  Adjustments for Excessive Annual Additions.....236-237
 4.07  Determination of Top Heavy Status..............237-243
 4.08  Top Heavy Requirements.........................243-245

ARTICLE V - VESTING

Section

 5.01  Vested Accounts................................246-247
 5.02  Determination of Years of Service..................247
 5.03  Forfeitures........................................247

FORM 10-K                                                    Page 204

EXHIBIT 4.9
                         TABLE OF CONTENTS                Page


ARTICLE VI - DISTRIBUTION OF BENEFITS

Section

 6.01  Claim Procedure....................................248
 6.02  Review of Claims...............................248-249
 6.03  Distribution Definitions.......................249-251
 6.04  Lifetime Distributions.........................251-253
 6.04-A Transfers to Defined Benefit Plans............... 253
 6.04-B Normal Form of Benefit........................254-255
 6.04-C Other Forms of Benefit........................255-258
 6.05  Death Benefits.................................258-261
 6.06  Commencement of Benefits.......................261-262
 6.07  Special Distribution Provisions................262-266
 6.08  Limitation on Assignment; Qualified Domestic
          Relations Order.............................266-267
 6.09  Withholding of Benefits............................267
 6.10  Withholding of Taxes...............................267
 6.11  Eligible Rollover Distributions................267-268
 6.12  Legal Disability of Member or Beneficiary......268-269


ARTICLE VII - TRUST FUND AND ADMINISTRATION OF THE PLAN

Section

 7.01  Named Fiduciaries and Allocation of Responsibility..
       ................................................270-271
 7.02  Duties and Responsibilities.........................271
 7.03  Trust Fund......................................271-272
 7.04  Enforceable Rights..................................272
 7.05  Impossibility of Diversion..........................272
 7.06  Advisory Committee and Other Committees.............272
 7.07  Officers, Quorums, Expenses.........................273
 7.08  Duties of Investment Manager....................273-274
 7.09  Information to Investment Manager...................274
 7.10  Notice to Trustee...................................274
 7.11  Duties of Advisory Committee........................274
 7.12  Notice of Payments Due..............................274
 7.13  Records and Reports.................................275
 7.14  Exoneration of Advisory Committee...................275
 7.15  Errors and Omissions............................275-276
 7.16  Fees and Expenses...................................276
 7.17  Voting of Shares....................................276
 7.18  Certification of Directions from Members........276-277

FORM 10-K                                                    Page 205

EXHIBIT 4.9
                         TABLE OF CONTENTS                Page

ARTICLE VIII - AMENDMENT, TERMINATION AND MERGER

Section

 8.01  Amendment.......................................278-279
 8.02  Termination.....................................279-280
 8.03  Discontinuance of Contributions.....................280
 8.04  Plan Merger or Asset Transfer...................280-281
 8.05  Continuation of the Plan............................281


ARTICLE IX - MULTIPLE COMPANIES INCLUDED

Section

 9.01  Plan Sponsor and Other Employers....................282
 9.02  Method of Participation.............................282
 9.03  Withdrawal by Employer..........................282-283
 9.04  Tax Year............................................283


ARTICLE X - GENERAL

Section

10.01  Plan Creates No Separate Rights.................... 284
10.02  Delegation of Authority.............................284
10.03  Limitation of Liability.........................284-285
10.04  Legal Action....................................285-286
10.05  Benefits Supported Only By Trust....................286
10.06  Discrimination......................................286
10.07  Model Amendment III.................................286
10.08  Entire Plan.........................................286


SIGNATURE PAGE.............................................287

FORM 10-K                                                    Page 206

EXHIBIT 4.9
                              INTRODUCTION


 The Cone Mills Corporation 1983 ESOP (the "Plan") became effective on January 1, 1983. Its principal purposes have been to enable employees to accumulate funds for retirement and to promote their interest in the successful operation of Cone Mills Corporation and its affiliated companies (Cone Mills). The Plan was amended effective January 1, 1985 to comply with changes in the Internal Revenue Code (the "Code") and the Employee Retirement Income Security Act of 1974 (ERISA), as required by the Deficit Reduction Act of 1984 and by the Retirement Equity Act of 1984.

 The Plan as amended effective January 1, 1985 consisted of two components - the Stock Bonus Plan (assigned plan number
010) and the Money-Purchase Pension Plan (assigned plan number
011). These two plans constituted an employee stock ownership plan as defined in ERISA section 407(d)(6). Both plans were designed to invest primarily in qualifying employer securities as defined in ERISA section 407(d)(5). Originally the Plan contained a third component, the profit sharing plan, which was assigned plan number 012. Cone Mills, however, determined that the profit sharing plan was not needed and caused unnecessary administrative responsibilities and costs. The profit sharing plan had no assets, was not expected to receive contributions in the future from Cone and was discontinued as a separate plan as of January 31, 1986. This action did not affect the benefits of any participant in the Plan.

 Effective January 1, 1987, the Plan was amended to provide that only those employees of Cone Mills compensated on an hourly, daily, piece-rate or mileage basis are eligible to participate. Members who were compensated on a salaried basis were fully vested in their accounts as of December 31, 1986. At the same time, the Special Retirement Account of the Supplemental Retirement Plan of Cone Mills Corporation, a stock bonus plan for salaried employees only (assigned plan number 015), was frozen and members were fully vested in their accounts.

 Effective December 31, 1989, the Money-Purchase Pension Plan (plan number 011) and the Special Retirement Account (plan number 015) were merged into the Stock Bonus Plan (plan number
010). The Stock Bonus Plan was appropriately amended and beginning January 1, 1990, constitutes the continuing Plan.
It includes the assets and liabilities of the merged plans. Benefits of participants in each of the merged plans and their rights and responsibilities were not affected by the merger.

FORM 10-K                                                    Page 207
EXHIBIT 4.9

 This Plan constitutes the plan document for each of the Money-Purchase Plan, the Special Retirement Account, and the Stock Bonus Plan for the Plan Year beginning January 1, 1989, and the plan document for the Stock Bonus Plan for Plan Years beginning on and after January 1, 1990.

 Effective January 1, 1993, the Plan was amended to provide that all future contributions would be discretionary and that all Members with an Account balance greater then zero on December 31, 1992, became fully vested on that date.

 Effective March 31, 1993, the Plan was amended to provide for ESOP A and ESOP B Accounts and to permit Members with five or more Years of Service to make in-service withdrawals from their ESOP B Accounts.

 Effective December 1, 1994, the Plan was amended to incorporate certain technical changes required by the Code and regulations thereunder and to clarify certain provisions of the Plan.

 This Plan has been amended and restated to incorporate all amendments that became effective on or before December 1, 1994. It includes amendments that became effective January 1, 1989, to ensure continued compliance with the Code and ERISA, as required by the Tax Reform Act of 1986. Accordingly, the effective date of this amended and restated plan document is December 1, 1994, except with respect to those provisions that were required to be effective earlier pursuant to the Tax Reform Act of 1986 and except as otherwise provided herein.

 Cone Mills intends to continue this Plan as a defined contribution plan by incorporating all amendments described above and any other changes required by applicable law or regulation for this Plan to remain a qualified defined contribution plan under applicable provisions of the Code and ERISA. Accordingly, Cone Mills will comply fully with all applicable laws and regulations and if differences exist between the Plan provisions and the Code or ERISA, as amended from time to time, the provisions of the Code or ERISA shall take precedence.

 Any word in this Plan with an initial capital not expected by ordinary capitalization rules is a defined term. Definitions not found in the Plan are in the Code or ERISA, both laws as amended to the present time. The masculine gender where appearing in the Plan includes the feminine gender unless the context clearly indicates otherwise. Article and Section headings are included for convenience of reference and do not affect the Plan terms in any way.

FORM 10-K                                                    Page 208

EXHIBIT 4.9

                                ARTICLE I

                               DEFINITIONS



1.01 Account means a Member's interest under the Plan according to Plan provisions. Prior to January 1, 1990, a Member could have several named accounts in this Plan. After March 31, 1993, each Member will have an ESOP A Account and may have an ESOP B Account. When Account is used without modification, it means the sum of all the Member's Accounts in this Plan.

     See also:  ESOP A Account, ESOP B Account, Money-Purchase
     Pension Account, Special Retirement Account and Stock
     Bonus Account.

1.02 Advisory Committee means the committee appointed by Cone Mills Corporation which is responsible for general administration of the Plan.

1.03 Affiliate means a member of the same controlled group of corporations, as defined in Code Section
           1563(a), as Cone Mills Corporation.

1.04 Alternate Payee means a Member's Spouse, former Spouse, child or other dependent who is recognized by a Qualified Domestic Relations Order as having a right to receive all or a portion of the benefits payable under the Plan with respect to a Member.

1.05       Annual Additions is defined in Plan Section 4.05.


1.06 Approved Leave means an individual's nonworking period granted by an Employer for reasons relating to:

     (a)   accident, sickness or disability;

     (b)   job-connected education or training; or

     (c) government service, including jury duty, whether elective or by appointment.

FORM 10-K                                                    Page 209

EXHIBIT 4.9

     Approved Leaves shall be granted pursuant to policies that are uniformly applied to all individuals, with no discrimination in favor of Highly Compensated Employees as defined in Code Section 414(q). Approved leave also means an individual's nonworking period during which he is absent from work due to compulsory service in the Armed Forces of the United States, and such period thereafter as his job rights are protected by law.

1.07 Beneficiary or Beneficiaries means one or more individuals or entities so designated by a Member according to Plan Section 6.05 or, if there is no effective designation, then as specified in that Section. Despite the preceding, to the extent provided in a Qualified Domestic Relations Order as defined in Code Section 414(p) or to the extent provided in any domestic relations order entered before January 1, 1985, under which payments have begun, Beneficiary means the Spouse, former Spouse, child or other dependent of a Member who is recognized by that order as having a right to receive all or a portion of any benefits payable under the Plan on behalf of such Member.

1.08 Board of Directors means the Board of Directors of Cone Mills Corporation.

1.09 Break in Service is defined for Full-Time Employees in subsection (a) and is defined for Part-Time
           Employees in subsection (b).

     (a) A Full-Time Employee has a one-year Break in Service for each twelve-consecutive-month Period of
           Severance.

     (b) A Part-Time Employee has a one-year Break in Service during each Plan Year in which he receives credit for fewer than 501 Hours of Service after crediting Hours of Service according to Code Sections 410(a)(3)(E) and 411(a)(6)(E) regarding maternity and paternity absences.

1.10 Code means the Internal Revenue Code of 1986, as amended from time to time.

1.11       Company or Cone means Cone Mills Corporation, a
           North Carolina corporation, the Plan sponsor.

FORM 10-K                                                    Page 210

EXHIBIT 4.9


1.12       Company Contributions means the Employer
           Contributions described in Article III and, before January 1, 1990, included Stock Bonus Contributions and Money-Purchase Pension Contributions.

1.13 Compensation means base salary, wages, overtime earnings, vacation pay, holiday pay, service awards, severance pay, incentive pay, bonuses, commissions, supervisors' supplement and other similar compensation, but does not include pension or profit sharing benefits or other benefits and contributions paid by any Employer (other than contributions caused by the Member's salary-reduction elections that are not includable in his gross income by reason of Code Sections 125 or 402(e)(3)), stock option payments, moving or regular expense allowances, moving expense reimbursements, retainers, fees under contract, mortgage interest differential payments, imputed income resulting from personal use of company cars or from group term life insurance coverage, or any other similar compensation not related to actual earnings as an employee. Notwithstanding the foregoing, the annual compensation of each Member taken into account under the Plan for any Plan Year shall not exceed $200,000 ($150,000 for Plan Years beginning on and after January 1, 1994), as adjusted for increases in cost-of-living in accordance with Code Sections 401(a)(17) and 415(d). In determining the compensation of a Member for purposes of this limitation, the rules of Code Section 414(q)(6) shall apply, except in applying such rules, the term "family" shall mean only the spouse of the Member and any lineal descendants of the Member who have not attained age 19 before the close of the Plan Year. If as a result of the application of such rules the adjusted $200,000 ($150,000) limitation is exceeded, the limitation shall be prorated among the affected individuals in proportion to each such individual's compensation determined under this
           Section 1.13 prior to application of the limitation.

1.14 Computation Period means a consecutive twelve-month period beginning with an Employee's Employment
           Commencement Date and succeeding anniversaries of such date.

FORM 10-K                                                    Page 211

EXHIBIT 4.9


1.15 Continuous Service means an Employee's period of employment with an Employer or an Affiliate beginning with his Employment Commencement Date and continuing until his Severance from Service Date.
           If an Employee is reemployed or returns to work after a Severance from Service and his Continuous Service completed before his Severance from Service is not required to be recognized under this Plan, his period of employment with an Employer or an Affiliate is Continuous Service beginning on the date on which he again is credited with an Hour of Service for the performance of duties and continuing until his later Severance from Service Date. Continuous Service includes all employment even though as a non-Member. For purposes of eligibility to participate in the Plan and vesting, the Continuous Service of an Employee who quits, retires or is discharged includes his Period of Severance (up to a maximum of twelve months) if he again performs an Hour of Service with an Employer or an Affiliate before the first anniversary of the date he quit, retired or was discharged, and the Continuous Service of an Employee who is absent for any reason other than quit, retirement or discharge and who has a Severance from Service before the first anniversary of such absence includes the period of time between the Severance from Service Date and the first anniversary of the absence if he again performs an Hour of Service with an Employer or an Affiliate before the first anniversary of the absence.

1.16       Eligible Employee is defined in Plan Section 2.02.

1.17 Employee means an individual who renders personal services for an Employer or an Affiliate, in an employer-employee relationship, as defined for Federal Insurance Contribution Act purposes and Federal Employment Tax purposes, including Code
           Section 3401(c).  A Full-Time Employee is an
           individual who, according to a policy uniformly applied in similar situations, is scheduled to work the standard number of hours for his job classification. A Part-Time Employee is one who, according to a policy uniformly applied in similar situations, is scheduled to work less than the standard number of hours for full-time job classifications. Employee shall include Leased

FORM 10-K                                                    Page 212

EXHIBIT 4.9

           Employees within the meaning of Code Sections
           414(n)(2) and 414(o)(2) unless such Leased Employees are covered by a plan described in Code Section
           414(n)(5) and such Leased Employees do not constitute more than 20% of the recipient's non-highly compensated work force.

1.18       Employer means an entity described in Plan Section
           9.01.

1.19 Employment Commencement Date means the first day for which an Employee is credited with an Hour of Service. The Employment Commencement Date for any Employee who has Rule of Parity Years is the first day after those Rule of Parity Years for which that Employee is credited with an Hour of Service for the performance of duties.

1.20       ERISA means the Employee Retirement Income Security
           Act of 1974, as amended from time to time.

1.20A ESOP A Account means the subaccount established as of March 31, 1993, for each Member who then had an Account balance. The amount credited to each such Member's ESOP A Account as of March 31, 1993, is the difference between (a) his total Account balance under this Plan as of March 31, 1993 (following the allocation of Company Contributions for Plan Year 1992, investment earnings earned or accrued to March 31, 1993, and dividends payable by Cone on March 31, 1993, on Qualifying Employer Securities held by the Plan, and prior to the establishment of the ESOP A Account and any ESOP B Account) and (b) the amount (if any) of his ESOP B Account as of March 31, 1993, in accordance with Plan Section 1.20B.

1.20B ESOP B Account means the subaccount established as of March 31, 1993, for each Member who then had an Account balance and whose total Account balance as of December 31, 1991 (which included dividends payable on March 31, 1992) exceeded his Earmarked Amount (as hereinafter defined). The amount of each such Member's ESOP B Account as of March 31, 1993, is the amount by which his Account balance as of December 31, 1991 (which included dividends payable on March 31, 1992) exceeded his Earmarked Amount. For each Member, Earmarked Amount means the product of (a) the aggregate monthly benefit payable to him

FORM 10-K                                                    Page 213

EXHIBIT 4.9

           at age 65 (i) that was accrued for Plan Years 1984 through 1991 under any defined benefit plan that is a floor plan in the floor-offset plan arrangement incorporated in that defined benefit plan and this Plan and (ii) that is subject to offset or reduction under the floor-offset arrangement, multiplied by
           (b) $126.1716.

1.21 Forfeiture refers to any part of a Member's Account under this Plan which he is not entitled to receive by reason of the vesting rules of Plan Article V.

1.22       Hour of Service

     (a) An Hour of Service is each hour for which an Employee is paid or is entitled to payment for the performance of duties for an Employer or an Affiliate during the applicable Computation Period.

     (b) An Hour of Service is each hour for which an Employee is paid or is entitled to payment by an Employer or an Affiliate in a period during which no duties are performed (regardless of whether the relationship has terminated) because of vacation, holiday, illness, incapacity, layoff, or Approved Leave, but:

           (1) no more than 501 Hours of Service are credited under this subsection (b) to an individual for any single continuous period during which he performs no duties (whether or not the period occurs in a single Computation Period);

           (2) an hour for which an individual is directly or indirectly paid, or is entitled to payment, because of a period during which no duties are performed, is not credited to him if that payment is made or is due under a plan maintained solely for the purpose of complying with applicable worker's compensation, unemployment compensation or disability insurance laws; and

           (3) Hours of Service are not credited for a payment that solely reimburses an individual for his medical or medically related expenses incurred.

FORM 10-K                                                    Page 214

EXHIBIT 4.9

           For purposes of this subsection (b), a payment is deemed to be made by or be due from an Employer or an Affiliate regardless of whether it is made by or due from that entity directly or indirectly through a trust fund or insurer to which that entity contributes or pays premiums, and regardless of whether contributions made or due to the trust fund or insurer or other funding vehicle are for the benefit of particular individuals or are on behalf of a group of individuals.

     (c) An Hour of Service is each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Employer or an Affiliate. The same Hours of Service must not be credited both under subsection (a) or (b) and also under this subsection (c). Thus, for example, if an individual receives a back-pay award following a determination that he was paid at an unlawful rate for Hours of Service previously credited, he is not entitled to additional credit for the same Hours of Service. Crediting of Hours of Service for back pay awarded or agreed to with respect to periods described in subsection (b) is subject to the limitations set forth in that subsection. For example, no more than 501 Hours of Service are required to be credited for payments of back pay, to the extent that the back pay is agreed to or awarded for a period of time during which an individual did not or would not have performed duties.

     (d) For determining Hours of Service for reasons other than the performance of duties, the special rule in 29 C.F.R. section 2530.200b-2(b) is incorporated by reference. That rule provides that Hours of Service are credited on the basis of the number of hours in the individual's regular work schedule or, in the case of a payment not calculated by units of time, by dividing the payment in question by the individual's most recent hourly rate of pay.

     (e) When crediting Hours of Service to Computation Periods, the special rule in 29 C.F.R. section 2530.200b-2(c) is incorporated by reference. That rule provides that Hours of Service are credited to individuals in the Computation Periods covered by the individual's regular work schedule during the period of nonperformance of duties.

FORM 10-K                                                    Page 215

EXHIBIT 4.9


     (f) The determination of Hours of Service must be made from records of hours worked and hours for which payment is made or due.

     (g) For purposes of determining Hours of Service credited according to the maternity and paternity absence provisions of Code Section 410(a)(5)(E) and Code Section 411(a)(6)(E), those provisions are first effective for Plan Years beginning after 1984.

1.23 Investment Committee means the Committee appointed by Cone that, prior to August 20, 1992, had authority to manage, acquire or dispose of the assets of the Plan in accordance with and subject to Plan Section 7.08 (as in effect prior to August 20,
           1992) or to appoint one or more Investment Managers for such purpose. The Investment Committee was discontinued effective August 20, 1992.

1.24 Investment Earnings means the net gain or loss of the Trust Fund from interest and dividends received or accrued, realized and unrealized gains and losses on securities and any other investment transactions, less expenses paid or charged to the Trust Fund for a Plan Year or such interim period within a Plan Year for which the assets of the Trust Fund are being valued. Investment Earnings shall be determined on the basis of generally accepted accounting principles and assets of the Trust Fund as of any Valuation Date shall be valued on the basis of their current fair market value.

1.25 Investment Manager means an individual, firm or other entity appointed by the Board of Directors and assigned duties as described in Plan Section 7.08.

1.26       Member is defined in Plan Section 2.01.

1.27 Money-Purchase Pension Account means a Member's Account under this Plan to which Money-Purchase Pension Contributions were allocated according to Plan Section 4.03 for Plan Years beginning before January 1, 1990.

1.28       Money-Purchase Pension Contribution means the
           Company Contribution described in Plan Section 3.03 for Plan Years beginning before January 1, 1990.

FORM 10-K                                                    Page 216

EXHIBIT 4.9


1.29 Period of Severance means the period of time beginning on an Employee's Severance from Service
           Date and ending on the date on which he is next credited with an Hour of Service for the performance of duties.

1.30       Plan means

     (a) For the Plan Year beginning January 1, 1989, the Cone Mills Corporation 1983 ESOP consisting of a stock bonus plan (plan number 010) and a money-purchase pension plan (plan number 011) and the SRA (plan number 015), each of which was designed to invest primarily in Qualifying Employer Securities; and

     (b) For Plan Years beginning on and after January 1, 1990, the Cone Mills Corporation 1983 ESOP consisting of a stock bonus plan (plan number 010) designed to invest primarily in Qualifying Employer Securities and into which the money-purchase pension plan (plan number 011) and the SRA (plan number 015) were merged effective December 31, 1989.

1.31 Plan Year means a twelve (12) month period beginning on January 1 and ending on December 31.

1.32 Rule of Parity Years means Years of Service which are disregarded for eligibility, vesting or other service credit under the Plan. Rule of Parity Years are those Years of Service credited to an Employee as of a Severance from Service Date if he then had no vested interest in any part of his Account and if thereafter he has at least five consecutive one-year Breaks in Service and his total consecutive one-year Breaks in Service exceed his prior Years of Service.

1.33       Severance from Service Date means the earliest of:

     (a) The date an Employee quits, retires, is discharged or dies; or

     (b) The first anniversary of the date from which an Employee remains absent from work (with or without pay) for any other reason such as layoff, disability, or Approved Leave; except that, for an Employee who is absent from work by reason of a maternity or paternity absence described in Code

FORM 10-K                                                    Page 217

EXHIBIT 4.9


           Section 410(a)(5)(i)(E) or Code Section
           411(a)(6)(i)(E) and who continues to be absent from work beyond the first anniversary of the first day of such maternity or paternity absence, his Severance from Service Date is the second anniversary of the first day of such absence and the period between the first and second anniversaries is neither a period of Continuous Service nor a Period of Severance; and except that, for an Employee who is absent from work by reason of compulsory military service, his Severance from Service Date is the 91st day following his discharge from active duty.
           An Employee's Severance from Service Date may be postponed by the Advisory Committee under established policy uniformly applied in similar situations.

1.34 Spouse or Surviving Spouse, with respect to each Member, has the same meaning as in the defined benefit plan in which he is a member and that is this Plan's floor plan in the floor-offset plan arrangement incorporated in that defined benefit plan.

1.35       SRA means the Special Retirement Account of the
           Supplemental Retirement Plan of Cone Mills
           Corporation, a stock bonus plan designed to invest primarily in Qualifying Employer Securities.

1.36       Special Retirement Account means a Member's Account
           (if any) to which contributions were allocated under the Special Retirement Account of the Supplemental
           Retirement Plan of Cone Mills Corporation.

1.37 Stock-Bonus Account means a Member's Account to which Stock-Bonus Contributions are allocated according to Section 4.02 and, effective January 1, 1990, includes the Member's Money-Purchase-Pension Account as of December 31, 1989 and his Special Retirement Account (if any) as of December 31, 1989. After March 31, 1993, a Member's Stock Bonus Account will consist of his ESOP A Account and, if applicable, his ESOP B Account.

1.38       Stock-Bonus Contributions means the Company's
           Contributions described in Section 3.01.

FORM 10-K                                                    Page 218

EXHIBIT 4.9


1.39 Trust and Trust Fund refers to the Trust Fund established for this Plan and the Trust Agreement executed under this Plan.

1.40 Trust Agreement means any agreement including amendments executed by a Trustee or Co-Trustee with the Company to be used in connection with this Plan.

1.41 Trustee means one or more individuals or entities or their successors so designated in the Trust
           Agreement. A Co-Trustee is one of several Trustees so designated under a Trust Agreement. Unless the context clearly indicates otherwise, the term
           Trustee also means Co-Trustees.

1.42       Valuation Date for this Plan means March 31, June
           30, September 30, and December 31 of each Plan Year and any other date on which a valuation is made in connection with the payment of benefits.

1.43 Year of Service is defined in subsection (a) for a Part-Time Employee and in subsection (b) for a Full-Time Employee, but Years of Service do not include: (1) service with an Employer before any termination of employment that occurred before January 1, 1976; and (2) Rule of Parity Years.

     (a) For a Part-Time Employee, a Plan Year following a Part-Time Employee's Employment Commencement Date during which he is credited with at least 1,000 Hours of Service. A Part-Time Employee will be credited with one Year of Service for his first full Plan Year if he is credited with at least 1,000 Hours of Service during his initial Computation Period, regardless of whether he is credited with at least 1,000 Hours of Service during such first full Plan Year, provided, however, a Year of Service shall not be given for both the initial Computation Period and the first full Plan Year.

     (b) For a Full-Time Employee, twelve months of Continuous Service (whether or not consecutive).
           Months of Continuous Service are aggregated to yield
           Years of Service.

FORM 10-K                                                    Page 219

EXHIBIT 4.9


     If a Part-Time Employee becomes a Full-Time Employee during his initial Computation Period and had been credited with at least 1,000 Hours of Service in such Computation Period, he is granted a Year of Service and his Continuous Service shall begin on the first day of the Computation Period after which the change to Full-Time status occurred. If he had not been credited with at least 1000 Hours of Service as of the date the change in status occurred, then he is credited with service as if he had been a Full-Time Employee during the entire initial Computation Period.

     After completing his initial Computation Period a Part-Time Employee who becomes a Full-Time Employee and who had been credited with at least 1,000 Hours of Service for the Plan Year during which the change occurs, retains his Years of Service for pre-change Plan Years is credited with a Year of Service for the Plan Year in which the change occurs, and is credited with Continuous Service beginning on the first day of the Plan Year following the date on which the change occurs. If a Part-Time Employee becomes a Full-Time Employee after completing one Computation Period, and had not been credited with at least 1,000 Hours of Service for the Plan Year during which the change occurs, his Continuous Service is credited from the beginning of the Plan Year in which the change occurs.

     If a Full-Time Employee becomes a Part-Time Employee, he shall receive credit for the number of full years of Continuous Service completed as of the date the change occurred and will be deemed to become a Part-Time Employee on the first day of the Plan Year in which the date of change occurs. For the Plan Year in which the change occurs, he shall receive credit, on the basis of 190 Hours of Service per month or fraction thereof, for the period from the end of his last full year of Continuous Service to the date of his change in status.

     A Full-Time Employee who quits, retires, is discharged or is otherwise absent from work and who returns as a Part-Time Employee within 12 months is treated as if he had changed from a Full-Time Employee to a Part-Time
     Employee on the date of his reemployment.

     A Full-Time Employee who quits, retires, is discharged or is otherwise absent from work and who returns after the first anniversary of the date on which he quit, retired,

FORM 10-K                                                    Page 220

EXHIBIT 4.9


     was discharged or otherwise absent from work as a Part-Time Employee shall have an initial Computation
     Period begin on the date of return.


     A Part-Time Employee who quits, retires, is discharged or is otherwise absent from work and who returns as a Full-Time Employee before the end of the Plan Year in which such event occurs is treated as if he had been a Part-Time Employee for the entire Plan Year and is credited with 190 Hours of Service for each month in which he is a Full-Time Employee; his Continuous Service as a Full-Time Employee begins on the first day of the next Plan Year.

FORM 10-K                                                    Page 221

EXHIBIT 4.9


                               ARTICLE II

                              PARTICIPATION



2.01       Member.

     A Member is an Employee or former Employee who has begun participation in this Plan in accordance with Plan
     Section 2.02. An individual whose Account balance is greater than zero continues to be a Member for purposes of provisions relating to allocations of earnings and losses to his Account and to distributions from his Account, but is a Member for purposes of allocations of Company Contributions and Forfeitures only if he was an Eligible Employee at any time during the Plan Year with respect to which such allocations are made. An individual who has begun participation in the Plan (including an individual who was a Member on December 31, 1986 but who thereafter ceased to be an Eligible Employee by reason of his being compensated on a salaried basis) continues as a Member until his Account balance has been paid, transferred or forfeited in full.

2.02       Conditions of Participation.

     (a) Employees who are Leased Employees within the meaning of Code Sections 414(n)(2) and 414(o)(2) cannot be Eligible Employees.

     (b) After December 31, 1986, only Employees who are compensated on an hourly, daily, piece-rate or mileage basis can be Eligible Employees; provided, however, that an Employee cannot be an Eligible Employee if he is a member of a collective-bargaining unit that has a collective-bargaining agent, unless the Employees in that collective-bargaining unit have been made eligible to participate in this Plan by affirmative action of an Employer.

     (c)   An Employee who was an Eligible Employee on December
           31, 1986 continues to be an Eligible Employee so long as he is compensated on an hourly, daily, piece-rate or mileage basis.

FORM 10-K                                                    Page 222

EXHIBIT 4.9


     (d) An Employee who was not an Eligible Employee on December 31, 1986 and who is compensated on an hourly, daily, piece-rate or mileage basis becomes an Eligible Employee and a Member on the earlier of the January 1 or July 1 next following the date on which he has attained age twenty-one (21) and completed one (1) Year of Service. For purposes of Plan Articles III and IV, an Employee who becomes an Eligible Employee and Member on July 1 of a Plan Year shall be treated as a Member for the entire Plan Year.

2.03       Employment and Eligibility Status Changes.

     (a) If an Eligible Employee transfers to (1) a salaried basis of compensation or (2) part-time status and is not credited with 1,000 Hours of Service during the Plan Year in which the transfer occurs or if he becomes an Employee of an Affiliate that does not participate in the Plan, he shall cease to be an Eligible Employee at the end of the pay period the change in status occurs, but shall continue to be a Member as provided in Plan Section 2.01.

     (b) If an Employee has attained age twenty-one (21) and has at least one (1) Year of Service and becomes an Eligible Employee due to a transfer from a salaried basis of compensation to an hourly, daily, piece-rate or mileage basis of compensation, or due to transfer from an Affiliate not participating in the Plan to an Employer, he shall become an Eligible Employee immediately following such transfer. If he is not an Eligible Employee at the time of such transfer, he shall become an Eligible Employee according to Plan Section 2.02.

2.04       Participation Upon Reemployment.

     (a) If a Member or Eligible Employee terminates employment and is reemployed on an hourly, daily, piece-rate or mileage basis of compensation, he shall again become an Eligible Employee when he first performs an Hour of Service unless all of his Prior Years of Service are disregarded as Rule of Parity Years.

FORM 10-K                                                    Page 223

EXHIBIT 4.9


     (b) A Member or Eligible Employee who terminates employment and whose prior Years of Service are all disregarded as Rule of Parity Years is treated as a new Employee for all purposes under the Plan and participates according to Plan Section 2.02.

     (c) An Employee who is not a Member or Eligible Employee when he terminates employment and who is reemployed shall participate according to Plan Section 2.02 and Treasury Regulation 1.410(a)-7(c)(3).

FORM 10-K                                                    Page 224

EXHIBIT 4.9

                               ARTICLE III

                              CONTRIBUTIONS



3.01       Stock-Bonus Contributions.

     Stock-Bonus Contributions are made at each Employer's discretion, but for the Plan Years beginning January 1, 1990, January 1, 1991, and January 1, 1992, each Employer's Stock-Bonus Contribution for such Plan Year shall be not less than the amount necessary so that the Stock-Bonus Contribution plus Forfeitures for such Plan Year equal 1% of the Compensation of Eligible Employees for such Plan Year, reduced by any amounts contributed under the qualified plan covering members of the Machine Printers' and Engravers' Union by an Employer on behalf of an Eligible Employee who is covered by such plan. For Plan Years beginning on and after January 1, 1993, no minimum Stock-Bonus Contributions shall be required. Current or accumulated profits of an Employer are not contribution limits for determining the amount of its Stock-Bonus Contribution for a Plan Year.

3.02       Money-Purchase-Pension Contributions.

     No Money-Purchase-Pension Contributions shall be made for any Plan Year beginning after December 31, 1989.
     Accordingly, this Section 3.02 applies only to Plan Years beginning before January 1, 1990.

     (a) The Money-Purchase-Pension Contribution for all Employers for each Plan Year is an amount equal to one percent of the Compensation of Eligible Employees for such Plan Year, reduced by all Forfeitures attributable to the money-purchase-pension portion of this Plan during the Plan Year and, with respect to each Eligible Employee who is covered under a qualified plan covering members of the Machine Printers' and Engravers' Union, reduced by the amount of any Employer contribution to such plan on his behalf.

FORM 10-K                                                    Page 225

EXHIBIT 4.9


     (b) Because this document covers a pension plan as well as a stock bonus plan, it is necessary to identify assets attributable to the separate plans. The Advisory Committee is responsible for this identification unless the Trustee is requested and agrees to perform the necessary accounting segregations. In addition, no Money-Purchase-Pension Accounts may ever be subject to distribution to a Member who has not experienced Severance from Service. Forfeitures attributable to one part of the Plan must not be allocated or otherwise credited under another part of the Plan.

3.03       Time of Payment of Company Contributions.

     Each Employer may pay each Plan Year's contributions to the Trust Fund in installments and on the dates it elects, but it must designate the Plan Year for which each contribution is to be attributable and all contributions shall be paid to the Trust Fund not later than the time prescribed in the Code for filing the federal income tax return of the Employer for that Plan Year, including extensions which have been granted for the filing of such return. The Trustee is not required to collect Company Contributions or payments required for an Employer and is responsible only for assets received as Trustee.

3.04       Return of Contributions if Deduction Disallowed.

     All contributions to the Trust Fund are conditioned on their being deductible under Code section 404(a). If any deduction for any contribution is not allowed in whole or in part under Code section 404(a), then that disallowed portion must be returned to the contributor, but repayment must be made no later than one year after the disallowance. For purposes of this Section 3.04, the disallowance may be by the opinion of any court whose decision has become final or by any disallowance asserted by the Internal Revenue Service to which the Company agrees.

FORM 10-K                                                    Page 226

EXHIBIT 4.9


3.05       Mistake-of-fact Contributions.

     If any excess contribution is made by an Employer because of a mistake-of-fact, then the portion of the contribution due to the mistake-of-fact must be returned to the contributor. The repayment must be made no later than one year after the contribution. Earnings of the Trust Fund attributable to the excess contribution may not be returned but any losses attributable thereto must reduce the amount returned.

3.06       Cash and Noncash Contributions.

     (a) All noncash property contributed to the Trustee must be valued at its fair-market value on the actual date of acceptance of the property by the Trustee.

     (b) An Employer may contribute to the Trust Fund in the form of either cash or any noncash property, including but not limited to stock, whether common or preferred, or options to purchase stock, whether common or preferred, of an Employer or an Affiliate; other securities (including bonds, debentures, and secured notes) of an Employer or an Affiliate; or interests or options to purchase other interests (including joint venture, partnership, or limited partnership interests) in Affiliates.

FORM 10-K                                                    Page 227

EXHIBIT 4.9
                               ARTICLE IV

                        ACCOUNTS AND ALLOCATIONS



4.01       Individual Accounts.

     The Advisory Committee shall maintain one or more individual accounts or subaccounts for each Member in which all amounts allocated to such Member shall be credited and all distributions and other withdrawals shall be charged in accordance with applicable provisions of this Plan. Prior to January 1, 1990, individual accounts contained the following components or subaccounts as applicable: Stock Bonus Account, Money-Purchase Pension Account and Special Retirement Account. After March 31, 1993, each Member will have an ESOP A Account and may have an ESOP B Account.

4.02       Stock Bonus Contribution and Forfeiture Allocation.

     (a) As of the last day of each Plan Year for which an Employer makes a Stock Bonus Contribution or for which there are Forfeitures from Stock Bonus Accounts, the Advisory Committee shall allocate and credit to the Stock Bonus Account of each individual who was an Eligible Employee at any time during the Plan Year such part of that Stock Bonus Contribution and/or Forfeiture as such Eligible Employee's Compensation for the Plan Year bears to the total Compensation of all such Eligible Employees for the same Plan Year.

     (b) For purposes of subsection (a), if the contribution is made in the form of stock of an Employer or an Affiliate, an allocation of that stock is accomplished by taking the value thereof, including fractional shares, and allocating it to the Stock Bonus Account of each Eligible Employee in the same proportion to the total value of that stock contribution as each such Eligible Employee's Compensation for the Plan Year bears to the total Compensation of all such Eligible Employees for the same Plan Year.

     (c)   A Member's allocation of the Stock Bonus
           Contribution for any Plan Year beginning on or after January 1, 1990, as determined pursuant to

FORM 10-K                                                    Page 228

EXHIBIT 4.9


           subsections (a) and (b), will be reduced by the amount of any Employer contribution on his behalf for such Plan Year to any qualified plan covering members of the Machine Printers' and Engravers' Union.

     (d) Notwithstanding any other provision of the Plan, any contributions received by the Plan after March 31, 1993, and any payments in lieu of contributions received by the Plan after March 31, 1993, shall be credited to the ESOP A Accounts of those individuals to whom any such contribution or payment is allocated.

4.03       Money-Purchase-Pension Contribution Allocation.
           (Applicable to Plan Years beginning before January 1, 1990)

     (a) As of the last day of each Plan Year for which an Employer makes a Money-Purchase-Pension Contribution or for which there are Forfeitures from Money-Purchase-Pension Accounts, the Advisory Committee shall allocate and credit to the Money-Purchase-Pension Account of each individual who was an Eligible Employee at any time during the Plan Year such part of that Money-Purchase Pension Contribution and/or Forfeitures as such Eligible Employee's Compensation for the Plan Year bears to the total Compensation of all such Eligible Employees for the same Plan Year.

     (b)   For purposes of subsection (a), if the
           Money-Purchase Pension Contribution is made in the form of stock of an Employer or an Affiliate, an allocation of that stock is accomplished by taking the value thereof, including fractional shares, and allocating it to the Money-Purchase-Pension Account of each Eligible Employee in the same proportion to the total value of that stock contribution as each such Eligible Employee's Compensation for the Plan Year bears to the total Compensation of all such Eligible Employees for the same Plan Year.

     (c) A Member's allocation of the Money-Purchase Pension Contribution for any Plan Year, as determined pursuant to subsections (a) and (b), will be reduced by the amount of any Employer contribution on his behalf for such Plan Year to any qualified plan

FORM 10-K                                                    Page 229

EXHIBIT 4.9


           covering members of the Machine Printers' and Engravers' Union.

4.04       Allocation of Investment Earnings.

     Investment Earnings as of each Valuation Date that are not attributable to dividends on Qualifying Employer Securities shall be allocated among the individual accounts and subaccounts of Members as of such Valuation Date in the same proportion that the dollar value of investments other than Qualifying Employer Securities in each individual account or subaccount bears to the total dollar value of investments other than Qualifying Employer Securities in all individual accounts and subaccounts. The dollar value eligible to share in the allocation of such Investment Earnings shall be determined by deducting from the value of investments other than Qualifying Employer Securities in each individual account or subaccount as of the preceding Valuation Date the total amount of all single sum payments or withdrawals and one-half (1/2) the amount of all installment payments out of investments other than Qualifying Employer Securities in such individual account or subaccount; provided however, that the total amount of all installment payments shall be deducted if the total amount in an individual account or subaccount as of the preceding Valuation Date was paid out. Dividends on Qualifying Employer Securities allocated to an individual account or subaccount shall be credited to the account or subaccount as of each dividend payment date and as of the Valuation Date immediately preceding the date on which the account or subaccount is distributed in accordance with Article VI.

4.05       Maximum Annual Additions.

     (a) Notwithstanding any other provision of this Plan, the maximum "annual additions" credited to a Member's individual Account for any "limitation year" shall equal the lesser of: (1) $30,000 (or, if greater, one-fourth of the dollar limitation in effect under Code Section 415(b)(1)(A)) or (2) twenty-five percent (25%) of the Member's "415 Compensation" for such "limitation year."

     (b)   For purposes of applying the limitations of Code
           Section 415, "annual additions" means the sum credited to a Member's individual account for any

FORM 10-K                                                    Page 230

EXHIBIT 4.9


           "limitation year" of (1) Employer contributions, (2) Employee contributions, (3) Forfeitures, (4) amounts allocated, after March 31, 1984, to an individual medical account, as defined in Code Section 415(1)(2) which is part of a pension or annuity plan maintained by the Employer and (5) amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account of a key employee (as defined in Code Section 419A(d)(3)) under a welfare benefit plan (as defined in Code
           Section 419(e)) maintained by the Employer. Except, however, the "415 Compensation" percentage limitation referred to in paragraph (a)(2) above shall not apply to: (1) any contribution for medical benefits (within the meaning of Code Section 419A(f)(2)) after separation from service which is otherwise treated as an "annual addition," or (2) any amount otherwise treated as an "annual addition" under Code Section 415(1)(1).

     (c)   For purposes of applying the limitations of Code
           Section 415, the transfer of funds from one qualified plan to another is not an "annual addition." In addition, the following are not Employee contributions for the purposes of Plan
           Section 4.05(b)(2): (1) rollover contributions (as defined in Code Sections 402(a)(5), 403(a)(4), 403(b)(8) and 408(d)(3)); (2) repayments of loans made to a Member from the Plan; (3) repayments of distributions received by an Employee pursuant to Code Section 411(a)(7)(B) (cash-outs); (4) repayments of distributions received by an Employee pursuant to Code Section 411(a)(3)(D) (mandatory contributions); and (5) Employee contributions to a simplified employee pension excludable from gross income under Code Section 408(k)(6).

     (d)   For purposes of applying the limitations of Code
           Section 415, "415 Compensation shall include the Member's wages, salaries, fees for professional service and other amounts for personal services actually rendered in the course of employment with an Employer maintaining the Plan (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and

FORM 10-K                                                    Page 231

EXHIBIT 4.9


           bonuses and in the case of a Member who is an Employee within the meaning of Code Section
           401(c)(1) and the regulations thereunder, the Member's earned income (as described in Code Section
           401(c)(2) and the regulations thereunder)) paid during the "limitation year."

           "415 Compensation" shall exclude (1)(A)
           contributions made by the Employer to a plan of deferred compensation to the extent that, before the application of the Code Section 415 limitations to the Plan, the contributions are not includable in the gross income of the Employee for the taxable year in which contributed (including contributions not includable in gross income under Code Section 402(e)(3)), (B) contributions made by the Employer to a plan of deferred compensation to the extent that all or a portion of such contributions are recharacterized as a voluntary Employee contribution, (C) Employer contributions made on behalf of an Employee to a simplified employee pension plan described in Code Section 408(k) to the extent such contributions are excludable from the Employee's gross income, (D) any distributions from a plan of deferred compensation regardless of whether such amounts are includable in the gross income of the Employee when distributed except any amounts received by an Employee pursuant to an unfunded non-qualified plan to the extent such amounts are includable in the gross income of the Employee; (2) amounts realized from the exercise of a non-qualified stock option or when restricted stock (or property) held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; (3) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and (4) other amounts which receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includable in the gross income of the Employee), contributions not includable in gross income under Code Section 125, and contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of any annuity contract described in Code Section 403(b) (whether or not the contributions are excludable from the gross income of the Employee). "415

FORM 10-K                                                    Page 232

EXHIBIT 4.9

           Compensation" shall be limited to $200,000 ($150,000 for Plan Years beginning on or after January 1,
           1994), unless adjusted in the same manner as permitted under Code Sections 401(a)(17) and 415(d).

     (e)   For purposes of applying the limitations of Code
           Section 415, the "limitation year" shall be the Plan
           Year.

     (f) The dollar limitation under Code Section 415(b)(1)(A) stated in paragraph (a)(1) above shall be adjusted annually as provided in Code Section 415(d) pursuant to the Regulations. The adjusted limitation is effective as of January 1st of each calendar year and is applicable to "limitation years" ending with or within that calendar year.

     (g) For the purpose of this Section, all qualified defined benefit plans (whether terminated or not) ever maintained by the Employer shall be treated as one defined benefit plan, and all qualified defined contribution plans (whether terminated or not) ever maintained by the Employer shall be treated as one defined contribution plan.

     (h) For the purpose of this Section, if the Employer is a member of a controlled group of corporations, trades or businesses under common control (as defined by Code Section 1563(a) or Code Section 414(b) and (c) as modified by Code Section 415(h)) or is a member of an affiliated service group (as defined by Code Section 414(m)), all Employees of such Employers shall be considered to be employed by a single Employer.

     (i) For the purpose of this Section, if this Plan is a Code Section 413(c) plan, all Employers of a Member who maintain this Plan will be considered to be a single Employer.

     (j)   (1)   If a Member participates in more than one
                 defined contribution plan maintained by the Employer which have different Anniversary
                 Dates, the maximum "annual additions" under this Plan shall equal the maximum "annual additions" for the "limitation year" minus any "annual additions" previously credited to such Member's accounts during the "limitation year."

FORM 10-K                                                    Page 234

EXHIBIT 4.9


           (2) If a Member participates in both a defined contribution plan subject to Code Section 412 and a defined contribution plan not subject to Code Section 412 maintained by the Employer which have the same Anniversary Date, "annual additions" will be credited to the Member's accounts under the defined contribution plan subject to Code Section 412 prior to crediting "annual additions" to the Member's accounts under the defined contribution plan not subject to Code Section 412.

           (3) If a Member participates in more than one defined contribution plan not subject to Code
                 Section 412 maintained by the Employer which have the same Anniversary Date, the maximum "annual additions" under this Plan shall equal the product of (A) the maximum "annual additions" for the "limitation year" minus any "annual additions" previously credited under subparagraphs (1) or (2) above, multiplied by
                 (B) a fraction (i) the numerator of which is the "annual additions" which would be credited to such Member's accounts under this Plan without regard to the limitations of Code
                 Section 415 and (ii) the denominator of which is such "annual additions" for all plans described in this subparagraph.

     (k) Subject to the exception in Section 4.05(p) below, if an Employee is (or has been) a Member in one or more defined benefit plans and one or more defined contribution plans maintained by the Employer, the sum of the defined benefit plan fraction and the defined contribution plan fraction for any "limitation year" may not exceed 1.0.

     (l)   (1)   The defined benefit plan fraction for any
                 "limitation year' is a fraction (A) the
                 numerator of which is the "projected annual benefit" of the Member under the Plan
                 (determined as of the close of the "limitation year"), and (B) the denominator of which is the greater of the product of 1.25 multiplied by the "protected current accrued benefit" or the

FORM 10-K                                                    Page 234

EXHIBIT 4.9


                 lesser of: (i) the product of 1.25 multiplied by the maximum dollar limitation provided under Code Section 415(b)(1)(A) for such "limitation year," or (ii) the product of 1.4 multiplied by the amount which may be taken into account under Code Section 415(b)(1)(B) for such "limitation year."

           (2) For purposes of applying the limitations of Code Section 415, the "projected annual benefit" for any Member is the benefit, payable annually, under the terms of the Plan determined pursuant to Regulation
                 1.415-7(b)(3).

           (3) For purposes of applying the limitations of Code Section 415, "protected current accrued benefit" for any Member in a defined benefit plan in existence on July 1, 1982, shall be the accrued benefit, payable annually, provided for under question T-3 of Internal Revenue Service Notice 83-10.

     (m)   (1)   The defined contribution plan fraction for any
                 "limitation year" is a fraction (A) the
                 numerator of which is the sum of the "annual additions" to the Member's accounts as of the close of the "limitation year" and (B) the denominator of which is the sum of the lesser of the following amounts determined for such year and each prior year of service with the
                 Employer: (i) the product of 1.25 multiplied by the dollar limitation in effect under Code
                 Section 415(c)(1)(A) for such "limitation year"
                 (determined without regard to Code Section
                 415(c)(6)), or (ii) the product of 1.4
                 multiplied by the amount which may be taken into account under Code Section 415(c)(1)(B) for such "limitation year."

           (2) Notwithstanding the foregoing, the numerator of the defined contribution plan fraction shall be adjusted pursuant to Regulation 1.415-7(d)(1) and questions T-6 and T-7 of Internal Revenue Service Notice 83-10.

FORM 10-K                                                    Page 235

EXHIBIT 4.9


           (3) For defined contribution plans in effect on or before July 1, 1982, the Administrator may elect, for any "limitation year" ending after December 31, 1982, that the amount taken into account in the denominator for every Member for all "limitation years" ending before January 1, 1983 shall be an amount equal to the product of
                 (A) the denominator for the "limitation year" ending in 1982 determined under the law in effect for the "limitation year" ending in 1982 multiplied by (B) the "transition fraction."

           (4) For purposes of the preceding paragraph, the term "transition fraction" shall mean a fraction (A) the numerator of which is the lesser of (i) $51,875 or (ii) 1.4 multiplied by twenty-five percent (25%) of the Member's "415 Compensation" for the "limitation year' ending in 1981, and (B) the denominator of which is the lesser of (i) $41,500 or (ii) twenty-five percent (25%) of the Member's "415 Compensation" for the "limitation year" ending in 1981.

           (5)   Notwithstanding the foregoing, for any
                 "limitation year" in which the Plan is a Top
                 Heavy Plan, $41,500 shall be substituted for $51,875 in determining the "transition fraction."

     (n) Notwithstanding the foregoing, for any "limitation year" in which the Plan is a Top Heavy Plan, 1.0 shall be substituted for 1.25 in paragraph l(1) and m(1).

     (o) If the sum of the defined benefit plan fraction and the defined contribution plan fraction shall exceed
           1.0 in any "limitation year" for any Member in this Plan for reasons other than described in Section 4.06(p), the Advisory Committee shall limit, to the extent necessary, the "annual additions" to such Member's accounts for such "limitation year." If, after limiting the "annual additions" to such Member's accounts for the "limitation year," the sum of the defined benefit plan fraction and the defined contribution plan fraction still exceed 1.0, the Advisory Committee shall then adjust the numerator

FORM 10-K                                                    Page 236

EXHIBIT 4.9


           of the defined benefit plan fraction so that the sum of both fractions shall not exceed 1.0 in any "limitation year" for such Member.

     (p) If (1) the substitution of 1.00 for 1.25 and $41,500 for $51,875 above or (2) the excess benefit accruals or "annual additions" provided for in Internal Revenue Service Notice 82-19 cause the 1.0 limitation to be exceeded for any Member in any "limitation year," such Member shall be subject to the following restrictions for each future "limitation year" until the 1.0 limitation is satisfied: (A) the Member's accrued benefit under the defined benefit plan shall not increase, (B) no "annual additions" may be credited to a Member's accounts and (C) no Employee contributions (voluntary or mandatory) shall be made under any defined benefit plan or any defined contribution plan of the Employer.

     (q) Notwithstanding anything contained in this Section to the contrary, the limitations, adjustments and other requirements prescribed in this Section shall at all times comply with the provisions of Code
           Section 415 and the Regulations thereunder, the terms of which are specifically incorporated herein by reference.

4.06       Adjustments for Excessive Annual Additions.

     (a) If, as a result of the allocation of Forfeitures, a reasonable error in estimating a Member's Compensation or other facts and circumstances to which Regulation 1.415-6(b)(6) shall be applicable, the "annual additions" under this Plan would cause the maximum "annual additions" to be exceeded for any Member, the Advisory Committee shall (1) return any voluntary Employee contributions credited for the "limitation year" to the extent that the return would reduce the "excess amount" in the Member's accounts (2) hold any "excess amount" remaining after the return of any voluntary Employee contributions in a "Section 415 suspense account"
           (3) use the "Section 415 suspense account" in the next "limitation year" (and succeeding "limitation years" if necessary) to reduce Employer contributions for that Member if that Member is

10-K                                                   Page 237

EXHIBIT 4.9


           covered by the Plan as of the end of the "limitation year," or if the Member is not so covered, allocate and reallocate the "Section 415 suspense account" in the next "limitation year" (and succeeding "limitation years" if necessary) to all Members in the Plan before any Employer or Employee contributions which would constitute "annual additions" are made to the Plan for such "limitation year" (4) reduce Employer contributions to the Plan for such "limitation year" by the amount of the "Section 415 suspense account" allocated and reallocated during such "limitation year."

     (b) For purposes of this Section, "excess amount" for any Member for a "limitation year" shall mean the excess, if any, of (1) the "annual additions" which would be credited to his account under the terms of the Plan without regard to the limitations of Code
           Section 415 over (2) the maximum "annual additions" determined pursuant to Section 4.05.

     (c) For purposes of this Section, "Section 415 suspense account" shall mean an unallocated account equal to the sum of "excess amounts" for all Members in the Plan during the "limitation year." The "Section 415 suspense account" shall not share in any earnings or losses of the Trust Fund.

     (d) The Plan may not distribute "excess amounts," other than voluntary Employee contributions, to Members or Former Members.

4.07       Determination of Top Heavy Status.

     This Plan shall be a Top Heavy Plan for any Plan Year in which, as of the Determination Date, (1) the Present Value of Accrued Benefits of Key Employees and (2) the sum of the Aggregate Accounts of Key Employees under this Plan and all plans of an Aggregation Group, exceeds sixty percent (60%) of the Present Value of Accrued Benefits and the Aggregate Accounts of all Key and Non-Key Employees under this Plan and all plans of an Aggregation Group.

     This Plan shall be a Super Top Heavy Plan for any Plan
     Year in which, as of the Determination Date, (1) the FORM

FORM 10-K                                                    Page 238

EXHIBIT 4.9


     Present Value of Accrued Benefits of Key Employees and
     (2) the sum of the Aggregate Accounts of Key Employees under this Plan and all plans of an Aggregation Group, exceeds ninety percent (90%) of the Present Value of Accrued Benefits and the Aggregate Accounts of all Key and Non-Key Employees under this Plan and all plans of an Aggregation Group.

     If any Member is a Non-Key Employee for any Plan Year, but such Member was a Key Employee for any prior Plan Year, such Member's Present Value of Accrued Benefit and/or Aggregate Account balance shall not be taken into account for purposes of determining whether this Plan is a Top Heavy or Super Top Heavy Plan (or whether any Aggregation Group which includes this Plan is a Top Heavy Group). In addition, if a Member or Former Member has not performed any services for any Employer maintaining the Plan at any time during the five year period ending on the Determina-tion Date, any accrued benefit for such Member or Former Member shall not be taken into account for the purposes of determining whether this Plan is a Top Heavy or Super Top Heavy Plan.

     The following definitions apply in determining whether the Plan is a Top Heavy Plan or a Super Top Heavy Plan:

     (a) Aggregate Account: A Member's Aggregate Account as of the Determination Date is the sum of:

           (1) his Member's Account balance as of the most recent valuation occurring within a twelve (12) month period ending on the Determination Date;

           (2) an adjustment for any contributions due as of the Determination Date. Such adjustment shall be the amount of any contributions actually made after the valuation date but due on or before the Determination date, except for the first Plan Year when such adjustment shall also reflect the amount of any contributions made after the Determination Date that are allocated as of a date in that first Plan Year;

           (3) any Plan distributions made within the Plan Year that includes the Determination Date or within the four (4) preceding Plan Years. However, in the case of distributions made

FORM 10-K                                                    Page 239

EXHIBIT 4.9

                 after the valuation date and prior to the Determination Date, such distributions are not included as distributions for top heavy purposes to the extent that such distributions are already included in the Member's Aggregate Account balance as of the valuation date. Notwith-standing anything herein to the contrary, all distributions, including distributions made prior to January 1, 1984, and distributions under a terminated plan which if it had not been terminated would have been required to be included in an Aggregation Group, will be counted. Further, distributions from the Plan (including the cash value of life insurance policies) of a Member's account balance because of death shall be treated as a distribution for the purposes of this paragraph.

           (4) any Employee contributions, whether voluntary or mandatory. However, amounts attributable to tax deductible qualified deductible employee contributions shall not be considered to be a part of the Member's Aggregate Account balance.

           (5) with respect to unrelated rollovers and plan-to-plan transfers (ones which are both initiated by the Employee and made from a plan maintained by one employer to a plan maintained by another employer), if this Plan provides the rollovers or plan-to-plan transfers, it shall always consider such rollovers or plan-to-plan transfers as a distribution for the purposes of this Section.

           (6)   with respect to related rollovers and
                 plan-to-plan transfers (ones either not
                 initiated by the Employee or made to a plan maintained by the same employer), if this Plan provides the rollover or plan-to-plan transfer, it shall not be counted as a distribution for purposes of this Section. If this Plan is the plan accepting such rollover or plan-to-plan transfer, it shall consider such rollover or plan-to-plan transfer as part of the Member's Aggregate Account balance, irrespective of the date on which such rollover or plan-to-plan transfer is accepted.

FORM 10-K                                                    Page 240

EXHIBIT 4.9


           (7) For the purposes of determining whether two employers are to be treated as the same employer in (5) and (6) above, all employers aggregated under Code Section 414(b), (c), (m) and (o) are treated as the same employer.

     (b)   Aggregation Group means either a Required
           Aggregation Group or a Permissive Aggregation Group as hereinafter determined.

           (1) Required Aggregation Group: In determining a Required Aggregation Group hereunder, each plan of the Employer in which a Key Employee is a member in the Plan Year containing the Determination Date or any of the four preceding Plan Years, and each other plan of the Employer which enables any plan in which a Key Employee participates to meet the requirements of Code Sections 401(a)(4) or 410, will be required to be aggregated. Such group shall be known as a Required Aggregation Group.

                 In the case of a Required Aggregation Group, each plan in the group will be considered a Top Heavy Plan if the Required Aggregation Group is a Top Heavy Group. No plan in the Required Aggregation Group will be considered a Top Heavy Plan if the Required Aggregation Group is not a Top Heavy Group.

           (2) Permissive Aggregation Group: The Employer may also include any other plan not required to be included in the Required Aggregation Group, provided the resulting group, taken as a whole, would continue to satisfy the provisions of Code Sections 401(a)(4) and 410. Such group shall be known as a Permissive Aggregation Group.

                 In the case of a Permissive Aggregation Group, only a plan that is part of the Required Aggregation Group will be considered a Top Heavy Plan if the Permissive Aggregation Group is a Top Heavy Group. No plan in the Permissive Aggregation Group will be considered a Top Heavy Plan if the Permissive Aggregation Group is not a Top Heavy Group.

FORM 10-K                                                    Page 241

EXHIBIT 4.9


           (3) Only those plans of the Employer in which the Determination Dates fall within the same calendar year shall be aggregated in order to determine whether such plans are Top Heavy Plans.

           (4)   An Aggregation Group shall include any
                 terminated plan of the Employer if it was maintained within the last five (5) years ending on the Determination Date.

     (c) Determination Date means (a) the last day of the preceding Plan Year, or (b) in the case of the first
           Plan Year, the last day of such Plan Year.

     (d)   Key Employee means an Employee as defined in Code
           Section 416(i) and the Regulations thereunder. Generally, any Employee or former Employee (as well as each of his Beneficiaries) is considered a Key Employee if he, at any time during the Plan Year that contains the "Determination Date" or any of the preceding four (4) Plan Years, has been included in one of the following categories:

           (i) an officer of the Employer (as that term is defined within the meaning of the Regulations under Code Section 416) having annual "415 Compensation" greater than 50 percent of the amount in effect under Code Section 415(b)(1)(A) for any such Plan Year.

           (ii) one of the ten employees having annual "415 Compensation" from the Employer for a Plan Year greater than the dollar limitation in effect under Code Section 415(c)(1)(A) for the calendar year in which such Plan Year ends and owning (or considered as owning within the meaning of Code Section 318) both more than one-half percent interest and the largest interests in the Employer.

           (iii) a "five percent owner" of the Employer. "Five percent owner" means any person who owns (or is considered as owning within the meaning of Code Section 318) more than five percent (5%) of the outstanding stock of the Employer or stock possessing more than five percent (5%) of the total combined voting power of all

FORM 10-K                                                    Page 242

EXHIBIT 4.9


                  stock of the Employer or, in the case of an unincorporated business, any person who owns more than five percent (5%) of the capital or profits interest in the Employer. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code Sections 414(b), (c), (m) and (o) shall be treated as separate employers.

           (iv) a "one percent owner" of the Employer having an annual "415 Compensation" from the Employer of more than $150,000. "One percent owner" means any person who owns (or is considered as owning within the meaning of Code Section 318) more than one percent (1%) of the outstanding stock of the Employer or stock possessing more than one percent (1%) of the total combined voting power of all stock of the Employer or, in the case of an unincorporated business, any person who owns more than one percent (1%) of the capital or profits interest in the Employer. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code Sections 414(b), (c),
                  (m) and (o) shall be treated as separate employers. However, in determining whether an individual has "415 Compensation" of more than $150,000, "415 Compensation" from each employer required to be aggregated under Code Sections 414(b), (c), (m) and (o) shall be taken into account.

           For purposes of this Section, "415 Compensation" means compensation as defined in Plan Section 4.05(d), except that the determination of "415 Compensation" shall be made without regard to Code Sections 125, 402(a)(8), 402(h)(1)(B) and, in the
           case of Employer contributions made pursuant to a salary reduction agreement, without regard to Code
           Section 403(b).

     (e)   Non-Key Employee means any Employee or former
           Employee (and his Beneficiaries) who is not a Key
           Employee.

     (f) Present Value of Accrued Benefit: In the case of a defined benefit plan, the Present Value of Accrued
           Benefit for a Member other than a Key Employee,

FORM 10-K                                                    Page 243

EXHIBIT 4.9


           shall be as determined using the single accrual method used for all plans of the Employer and Affiliated Employers, or if no such single method exists, using a method which results in benefits accruing not more rapidly than the slowest accrual rate permitted under Code Section 411(b)(1)(C).

     (g) Top Heavy Group means an Aggregation Group in which, as of the Determination Date, the sum of:

           (1)    the Present Value of Accrued Benefits of Key
                  Employees under all defined benefit plans included in the group, and

           (2) the Aggregate Accounts of Key Employees under all defined contribution plans included in the group,

           exceeds sixty percent (60%) of a similar sum determined for all Members.

4.08       Top Heavy Requirements.

     (a)   Minimum Allocations Required for Top Heavy Plan
           Years. For any Top Heavy Plan Year, the sum of the Employer's contributions and Forfeitures allocated to the Account of each Non-Key Employee shall be equal to at least three percent (3% of such Non-Key Employee's "415 Compensation" (reduced by contribu-tions and forfeitures, if any, allocated to each Non-Key Employee in any defined contribution plan included with this plan in a Required Aggregation
           Group). However, if (i) the sum of the Employer's contributions and Forfeitures allocated to the Account of each Key Employee for such Top Heavy Plan
           Year is less than three percent (3%) of each Key Employee's "415 Compensation" and (ii) this Plan is not required to be included in an Aggregation Group to enable a defined benefit plan to meet the requirements of Code Section 401(a)(4) or 410, the sum of the Employer's contributions and Forfeitures allocated to the Account of each Non-Key Employee shall be equal to the largest percentage allocated to the Account of any Key Employee. For the purposes of this Section, "415 Compensation" shall be limited to $200,000 ($150,000 for Plan Years beginning on and

FORM 10-K                                                    Page 244

EXHIBIT 4.9


           after January 1, 1994), unless adjusted in such manner as permitted under Code Sections 401(a)(17) and 415(d).

           For purposes of the minimum allocations set forth above, the percentage allocated to the Account of any Key Employee shall be equal to the ratio of the sum of the Employer's contributions and Forfeitures allocated on behalf of such Key Employee divided by the "415 Compensation" for such Key Employee. In lieu of the above, in any Plan Year in which a Non-Key Employee is a Member in both this Plan and a defined benefit pension plan included in the Top Heavy Group, the required minimum contribution for each Top-Heavy Plan Year shall be satisfied by the minimum benefit under the defined benefit plan. For Employees who do not participate in this Plan but who participate in another plan of the Top-Heavy Group, the top-heavy minimum accrued benefit or contribution shall be satisfied by providing the minimum accrued benefit or contribution under that plan. If the Employer maintains another qualified plan that provides a minimum benefit or contribution, then in no event shall the minimum benefit or contribution provided under this Plan, when combined with the benefit or contribution provided by the other plan, exceed the amount required by Code Section 416(c).

     (b) Minimum Vesting: Notwithstanding the provisions of Plan Section 5.01, if a Member's termination of employment occurs while the Plan is a Top-Heavy Plan, such Member's vested percentage in his Account shall not be less than the percentage determined in accordance with the following table:

                                        Vested               Forfeited
           Years of Service           Percentage             Percentage

             Less than 3                    0%                  100%
             3 or more                   100%                     0%

     If the Plan becomes a Top-Heavy Plan and subsequently ceases to be such, the vesting schedule in paragraph (b) of this Section 4.08 shall continue to apply in determin-ing the vested percentage of any Member who had at least three Years of Service as of December 31 in the last Plan Year of top-heaviness. For other Members, said schedule

FORM 10-K                                                    Page 245

EXHIBIT 4.9


     shall only apply to their Account balances as of such December 31.

     (c) Impact on Maximum Benefits: For any Plan Year in which the Plan is a Top-Heavy Plan, Plan Section
           4.05 shall be applied by substituting the number "1.00" for the number "1.25" wherever it appears therein except such substitution shall not have the effect of reducing any benefit accrued under a defined benefit plan prior to the first day of the Plan Year in which this provision becomes applicable.

     (d) Notwithstanding anything contained herein to the contrary, the requirements prescribed in this Section shall at all times comply with the provisions of Code Section 416 and the Regulations thereunder, the terms of which are specifically incorporated herein by reference.

FORM 10-K                                                    Page 246

EXHIBIT 4.9

                                ARTICLE V

                                 VESTING



5.01       Vested Accounts.

     (a) A Member's Account is fully vested (nonforfeitable) upon the earliest of:

           (1)   his death before a Severance from Service;

           (2)   his retirement at age 65 or later;

           (3)   his attainment of age 65 (Normal Retirement
                 Date) before a Severance from Service;

           (4) his Total and Permanent Disability before a Severance from Service;

           (5) his being credited with five Years of Service after age 18 (ten Years of Service if he did not perform an Hour of Service after December
                 31, 1988); or

           (6)   an involuntary termination of his employment.

           Otherwise, except as provided in Plan Section
           5.01(c), his entire Account is subject to Forfeiture as provided in Plan Section 5.03.

     (b) For purposes of Plan Section 5.01(a), total and permanent disability is a medically determinable physical or mental impairment that can be expected to be either of indefinite duration or result in death and that renders the Member unable to engage in substantial gainful activity that could be assigned to him by his Employer.

     (c) Notwithstanding any other provision of this Article V, a Member on December 31, 1986 became fully vested in his individual accounts if he was then employed by an Employer or an Affiliate and compensated on a salaried basis or if he had then terminated employment and was compensated on a salaried basis on the date of his latest termination of employment, and each other Member with an Account balance greater than zero on December 31, 1992, become fully

FORM 10-K                                                    Page 247

EXHIBIT 4.9

           vested in his Account on that date.

5.02       Determination of Years of Service.

     An Employee is credited with Years of Service for vesting purposes pursuant to Plan Section 1.43, except that Years of Service for vesting purposes shall not be given for:

     (1) Service with an Affiliate before it became an Affiliate unless credit is specifically granted by the Board of Directors for such prior service.

     (2) In the case of an Employee who does not have a vested right to any part of the balance in his Account, service before five consecutive one-year
           Breaks in Service.

     (3)   Rule of Parity Years.

5.03       Forfeitures.

     (a) Forfeitures occur when a Member terminates employment and is not entitled to receive the entire balance in his Account by reason of the vesting rules of Plan Section 5.01.

     (b) The portion of a Member's Account that is subject to Forfeiture is forfeited as of the end of the Plan Year in which the Member completes a one-year Break in Service. If the Member is subsequently reemployed before having Rule of Parity Years, the amount of his Account that was forfeited will be reinstated.

     (c) Forfeitures for a Plan Year shall be reallocated as of the end of the Plan Year, first to any reinstatements required under subparagraph (b) above and then to the Accounts of remaining Members as provided in Plan Sections 4.02 and 4.03 for Plan Years beginning before January 1, 1990, and as provided in Plan Section 4.02 for Plan Years beginning on and after January 1, 1990, subject to the requirement that for Plan Years beginning before January 1, 1990, Forfeitures from Stock Bonus Accounts shall be reallocated only to Stock Bonus Accounts and Forfeitures from Money-Purchase-Pension Accounts shall be reallocated only to Money-Purchase-Pension Accounts.

FORM 10-K                                                    Page 248

EXHIBIT 4.9


                               ARTICLE VI

                        DISTRIBUTION OF BENEFITS



6.01       Claim Procedure.

     The Advisory Committee may require any person entitled to benefits to complete an application for payment and to select the method under which he wants the benefits to be paid. If a claim is wholly or partially denied, the Advisory Committee will furnish the claimant a written explanation within ninety days unless special circumstances require an extension of time. If an extension is needed, the Advisory Committee will notify the claimant before the ninety-day period expires informing him that the written explanation will be sent within the second ninety-day period. The written explanation will include: (1) the specific reason or reasons for the denial; (2) a specific reference to pertinent Plan provisions on which the denial is based;
     (3) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and (4) appropriate information as to the steps to be taken if the claimant wishes to submit the claim for review.

6.02       Review of Claims.

     The claimant or a duly authorized representative may, within sixty days after receipt by the claimant of a written notification of denial of a claim: (1) request a review by the Advisory Committee upon written application to the Committee; (2) review pertinent documents; and (3) submit issues and comments in writing. A decision by the Advisory Committee shall be made promptly but in any event not later than sixty days after receipt of a request for review unless special circumstances require an extension of time, in which event a decision shall be rendered not later than one hundred twenty days after receipt of such request. Written notice of any such extension shall be furnished to the claimant prior to the commencement of the extension. The decision on review shall be in writing, shall include specific reasons for the decision and shall

FORM 10-K                                                    Page 249

EXHIBIT 4.9


     be furnished to the claimant within the appropriate time described in this Section 6.02.

6.03       Distribution Definitions.

     (a) Actuarial Equivalent means a benefit of equal value computed in accordance with the actuarial assumptions and principles used in the defined benefit plan that is this Plan's floor plan in the floor-offset plan arrangement incorporated in that defined benefit plan. An annuity form of benefit distributed under this Plan shall be the Actuarial Equivalent of the vested portion of a Member's Account (after deducting therefrom any amount transferred pursuant to Plan Section 6.04-A or Plan
           Section 6.05(b)) if the purchase price of the annuity equals the amount of such vested portion as of the applicable Valuation Date.

     (b) Annuity Starting Date means (i) for benefits paid in the form of an annuity, the first day of the first period for which an amount is paid as an annuity, regardless of when payment is actually made, and
           (ii) for benefits not paid in the form of an annuity, the first day on which all events have occurred which entitle the Member to those benefits.

     (c) Offset Amount means, with respect to each Member, that portion of his ESOP A Account balance that would have to be transferred to the defined benefit plan that is this Plan's floor plan in the floor-offset plan arrangement incorporated in that defined benefit plan so that there would be no reduction in the Member's pension benefit under such defined benefit plan by reason of the floor-offset arrangement. The Offset Amount shall be determined by the Advisory Committee and shall be the cost of purchasing from Prudential Insurance Company of America (or another legal reserve life insurance company selected by the Advisory Committee for this purpose) an annuity that is payable under the method of payment elected by the Member under the defined benefit plan, commencing at the time elected by the Member or as otherwise determined in accordance with the defined benefit plan. The cost of purchasing an annuity shall be determined on a unisex basis and shall include all fees and expenses that would be charged by the insurance company in connection with

FORM 10-K                                                    Page 250

EXHIBIT 4.9


           the issuance of the annuity. Notwithstanding the foregoing, the Offset Amount of a Member who has a Severance from Service by reason of a total and permanent disability and who participates in the Group Insurance Long Term Disability Plan for Salaried Employees of Cone Mills Corporation shall be determined as of the last day of the period for which compensation by reason of disability is directly paid by an Employer (which is immediately before the date on which the long term disability insurance carrier becomes obligated for payment of disability benefits) and shall be that portion of his ESOP A Account balance that would have to be transferred to the Employees' Retirement Plan of Cone Mills Corporation (ERP) so that, by reason of the floor-offset arrangement incorporated therein, there would be no reduction in the Member's accrued benefit under the ERP for the period January 1, 1984, through such determination date.

     (d) Qualified Joint and Survivor Annuity means an annuity for the life of the Member with a survivor annuity for the life of his Spouse that is 50% (or such greater percentage not to exceed 100% otherwise specified in the defined benefit plan that is this Plan's floor plan in the floor-offset plan arrangement) of the amount of the annuity payable during the joint lives of the Member and his Spouse and that is the Actuarial Equivalent of the vested portion of the Member's Account (after deducting therefrom any amount transferred pursuant to Plan
           Section 6.04-A).

     (e) Qualified Preretirement Survivor Annuity means an annuity for the life of the Member's Surviving Spouse that is the Actuarial Equivalent of the vested portion of the Member's Account (after deducting therefrom any amount transferred pursuant to Plan Section 6.05(b)).

     (f) Single Life Annuity means an annuity for the life of the Member that is the Actuarial Equivalent of the vested portion of the Member's Account (after deducting therefrom any amount transferred pursuant to Plan Section 6.04-A).

FORM 10-K                                                    Page 251

EXHIBIT 4.9


     (g)   Spousal Consent means

           (1) with respect to a Member's election to waive the Qualified Joint and Survivor Annuity form of benefit, the Spouse's written consent to such waiver and to the form of benefit selected by the Member, which form of benefit may not be changed without a further Spousal Consent (unless the Spousal Consent expressly permits changes without a further Spousal Consent) and

           (2) with respect to a Member's election to waive the Qualified Preretirement Survivor Annuity form of death benefit by designating a Beneficiary other than his Spouse, the Spouse's written consent to such waiver and to the Beneficiary or Beneficiaries designated, which Beneficiary or Beneficiaries may not be changed without a further Spousal Consent (unless the Spousal Consent expressly permits changes without a further Spousal Consent).

           In either case, the Spousal Consent must acknowledge the effect of the Member's election and be witnessed by a Plan representative or a notary public. A Spousal Consent is irrevocable. Notwithstanding the foregoing, without Spousal Consent a Member may revoke his election to waive the Qualified Joint and Survivor Annuity form of benefit or the Qualified Preretirement Survivor Annuity form of death benefit, and no Spousal Consent to an election shall be required if it is established to the satisfaction of the Advisory Committee that there is no Spouse or that the Spouse cannot be located.

     (h)   Spouse or Surviving Spouse is defined in Plan
           Section 1.34.

6.04       Lifetime Distributions.

     (a) After a Member has a Severance from Service by reason of retirement at age 65 or later or total and permanent disability (as defined in Plan Section 5.01) and submits the appropriate claim, election, and income tax withholding forms, the Advisory Committee shall direct the Trustee to distribute the Member's Accounts in accordance with Sections 6.04-A, 6.04-B and 6.04-C as soon as practicable

FORM 10-K                                                    Page 252

EXHIBIT 4.9

           after all appropriate allocations are completed.

     (b) After a Member has a Severance from Service for any reason other than death, retirement at age 65 or later or total and permanent disability and submits the appropriate claim, election, and income tax withholding forms, the Advisory Committee shall direct the Trustee to distribute the vested portion of the Member's Accounts in accordance with Sections 6.04-A, 6.04-B and 6.04-C as soon as practicable after all appropriate allocations are completed; provided, however, that, except as otherwise expressly provided in Section 6.04-A with respect to transfers to defined benefit plans and in Section 6.04-C with respect to emergency payments, no distribution may be made to such a Member before the earliest of (1) January 1, 1990, (2) what would have been the Member's Normal Retirement Date, (3) the Member's total and permanent disability, or (4) the Member's death.

     (c)   Within 30 days after each March 31 (beginning
           March 31, 1993), a Member with five or more Years of Service may request a distribution of all of his ESOP B Account (if any). Upon submission of the appropriate claim, election, and income tax withholding forms, the Advisory Committee shall direct the Trustee to make the distribution in accordance with Sections 6.04-B and 6.04-C as soon as practicable after all appropriate allocations are completed.

     (d) By written designation delivered to the Advisory Committee, a Member may indicate a preference from among the methods of payment provided in Sections 6.04-A, 6.04-B and 6.04-C, and subject to the provisions hereof and to the rights of any Alternate Payee under a Qualified Domestic Relations Order, the Advisory Committee must direct distribution accordingly, unless it would jeopardize the tax-qualified status of this Plan. When any Account (or subaccount) has been completely distributed, it is cancelled.

     (e) Notwithstanding anything in this Plan to the contrary, no distributions shall commence to a Member prior to age 65, without the written consent of the Member and his spouse, unless his total Account balance does not exceed $3,500 and did not

FORM 10-K                                                    Page 253

EXHIBIT 4.9


           exceed $3,500 at the time of any prior distribution.

6.04-A      Transfers to Defined Benefit Plans.

      (a) The purpose of this Section 6.04-A is to provide each Member with the opportunity to receive the same pension benefit in the same form and amount as he would have received if his pension benefits under the defined benefit plan that is this Plan's floor plan in the floor-offset plan arrangement were not offset by the value of his vested Account balance under this Plan.

      (b) Each Member may direct the transfer of all or any part of his Offset Amount to the defined benefit plan that is this Plan's floor plan in the floor-offset plan arrangement for distribution in the same form as elected by the Member for his pension under such defined benefit plan. For transfers before January 1, 1990, that portion of a Member's Offset Amount which was transferred was segregated from his Account under this Plan by first reducing his Money-Purchase-Pension Account, then, if necessary, his Stock Bonus Account and then, if necessary, his Special Retirement Account.

      (c) If the lump sum value of the pension under the Employer-maintained defined benefit plan linked to this Plan under the floor-offset arrangement is $3,500 or less, the Offset Amount may be transferred to the defined benefit plan and paid as a part of such lump sum distribution.

      (d) The transfer of all or any part of a Member's Offset Amount pursuant to this Section 6.04-A shall constitute a distribution from the Member's Account under this Plan, and none of the other distribution methods provided for in this Article VI shall be available with respect to the amount transferred.

      (e) Any portion of a Member's vested Account balance under this Plan that is not transferred pursuant to this Section 6.04-A shall be distributed in accordance with Plan Section 6.04-B, unless the normal form of benefit provided therein is effectively waived, in which case such portion shall be distributed in accordance with Plan
            Section 6.04-C.

FORM 10-K                                              Page 254

EXHIBIT 4.9


6.04-B      Normal Form of Benefit.

      (a) Unless a Member has made an effective election pursuant to subsection (b) to waive the normal form of benefit described in this subsection (a), the vested portion of his Account under this Plan that is not transferred pursuant to Plan Section 6.04-A shall be distributed in the form of a Qualified Joint and Survivor Annuity if the Member has a Spouse on his Annuity Starting Date or in the form of a Single Life Annuity if he does not have a Spouse on his Annuity Starting Date.

      (b) A Member may elect to waive the normal form of benefit described in subsection (a) during the period beginning 90 days before his Annuity Starting Date and ending on the later of (i) the date on which the distribution of his benefit actually begins and (ii) the 90th day after he receives the information required by subsection
            (c); provided, however, that no election to waive the Qualified Joint and Survivor Annuity form of benefit shall be effective unless accompanied by a Spousal Consent. During the aforesaid election period, a Member may revoke any election to waive the normal form of benefit described in subsection
            (a) and, subject to any required Spousal Consent, may elect, revoke and elect again during the election period. If a Member effectively waives the normal form of benefit described in subsection
            (a), then the vested portion of his Account that is not transferred pursuant to Section 6.04-A shall be distributed in accordance with Section 6.04-C.

      (c) The Advisory Committee must provide each Member with a general written explanation of (i) the terms and conditions of his normal form of benefit under subsection (a); (ii) the Member's right to make, and the effect of, an election not to receive benefits in the normal form; (iii) any required Spousal Consent; and (iv) the right to make, and the effect of, a revocation under subsection (b). The explanation must be provided to the Member not less than 30 and not more than 90 days before his Annuity Starting Date.

      (d) Notwithstanding the foregoing, if the aggregate amount of that portion of a Member's Account

FORM 10-K                                              Page 255

EXHIBIT 4.9


            distributable under this Section 6.04-B (or Section 6.04-C) does not exceed $3,500 and if such Member's total Account balance did not exceed $3,500 at the time of any prior distribution from this Plan, that aggregate amount will be distributed to the Member in a single lump-sum payment and no Spousal Consent shall be required, except that no such lump-sum distribution may be made after the Annuity Starting Date unless the Member (and, if applicable, his Spouse) consents in writing to the distribution.
            If the aggregate amount distributable under this
            Section 6.04-B exceeds $3,500 or if the Member's total Account balance at the time of any prior distribution exceeded $3,500, the distribution cannot begin before the Member's attainment of age 65 unless he has consented thereto in writing and, if the Member has a Spouse, distribution cannot be in a form other than the Qualified Joint and Survivor Annuity without Spousal Consent.

6.04-C      Other Forms of Benefit.

      (a) Subject to the stock distribution rules in subsection (b), to any required Spousal Consent and to the other terms of this Plan, distribution of the vested portion of a Member's Account that is not transferred pursuant to Section 6.04-A or distributed pursuant to Section 6.04-B shall be made in one of the following methods, as elected by the Member:

            (1)  In a single, lump-sum distribution;

            (2) In monthly installments of a specified amount over a fixed period not to exceed the life expectancy of the Member or the joint life expectancies of the Member and his Spouse or other Beneficiary designated pursuant to Plan
                 Section 6.05;

            (3)  By a combination of the methods set forth in
                 (1) and (2) above.

            The Advisory Committee may adjust installment elections so as not to be administratively burdensome. Any installment payments becoming due after the Member's death shall be paid to his

FORM 10-K                                              Page 256

EXHIBIT 4.9


            surviving Spouse or other Beneficiary designated pursuant to Section 6.05(e).

            Plan Section 6.11 shall apply to any distribution made on or after January 1, 1993, that constitutes an eligible rollover distribution (as defined in Code Section 402(f)(2)(A)).

            If a Member has a Severance from Service and that portion of his Account distributable under this
            Section 6.04-C (or Section 6.04-B) is $3,500 or less and if such Member's total Account balance did not exceed $3,500 at the time of any prior distribution from this Plan, distribution will be made in a single lump-sum payment or direct trustee-to-trustee transfer, and the Member shall not be entitled to elect any other method of payment, except that no such lump-sum distribution may be made after the Annuity Starting Date unless the Member (and, if applicable, his Spouse) consents in writing to the distribution. If the Member's Account exceeds $3,500 or exceeded $3,500 at the time of any prior distribution, distribution to the Member under this Section 6.04-C cannot begin before his attainment of age 65 unless he (and, if applicable, his Spouse) consents thereto in writing.

            A monthly installment distribution method may be elected only in accordance with the special distribution provisions set forth in Plan Section
            6.07.

      (b)   Distributions from the Plan pursuant to this
            Section 6.04-C must be in cash, but the receiving Member may elect to receive Qualifying Employer Securities unless such a distribution is restricted according to the Employer's bylaws or articles of incorpora-tion. If a Member entitled to a distribution has assets other than Qualifying Employer Securities forming part of the vested portion of his Account, and if he exercises his right to elect to receive such Qualifying Employer Securities, those other assets must be converted at fair market value (as of the Valuation Date immediately before distribution) into any Qualifying Employer Securities to which he may be entitled by Code

FORM 10-K                                              Page 257

EXHIBIT 4.9


            Sections 401(a)(23) or 409(h), as selected by the Advisory Committee, and then distributed. Balances representing fractional shares may be paid in cash. The Advisory Committee may direct the Trustee to obtain Qualifying Employer Securities necessary for distribution from whatever source might be available to the Trustee. If the Trustee cannot find other Qualifying Employer Securities available for conversion, the Advisory Committee may direct the Trustee to purchase Qualifying Employer Securities from the Accounts of other Members. The issuer of a security to be distributed may impose any transfer restrictions allowable under state or federal securities laws on any stock distributed pursuant to this subsection.

      (c) In the case of a distribution of Qualifying Employer Securities which are not readily tradeable on an established securities market, the Plan shall provide the Member with a put option that complies with the requirements of Code Section 409(h). Such put option shall provide that if a Member exercises the put option, the Employer, or the Plan if the Plan elects to assume the Employer's obligation, shall repurchase the Qualifying Employer Securities as follows:

            (1)  If the distribution constitutes a total
                 distribution of the vested portion of a
                 Member's Account, payment of the fair market value of the Member's account balance shall be made in a lump sum or in annual installments over a period not exceeding five years. If paid in installments, the first installment shall be paid not later than 30 days after the Member exercises the put option. The purchaser will pay a reasonable rate of interest and provide adequate security on amounts not paid after 30 days.

            (2) If the distribution does not constitute a total distribution of the vested portion of a Member's Account, the purchaser shall pay the Member an amount equal to the fair market value of the Qualifying Employer Securities repurchased no later than 30 days after the Member exercises the put option.

FORM 10-K                                                    Page 258

EXHIBIT 4.9


     (d) Shares of Qualifying Employer Securities distributed by the Plan shall be subject to the "right of first refusal" described in this Section 6.04(d) so long as they are not readily tradable on an established securities market. Prior to any transfer of such shares, the shares must first be offered in writing to the Trustee and then if refused by the Trustee, to Cone at a price equal to the purchase price offered by a third-party buyer (other than the Trustee or Cone) making a good faith (as determined by the Advisory Committee) offer to purchase such shares; provided, however, that the Trustee shall in no event purchase shares at a price in excess of their fair market value. The Trustee or Cone, as the case may be, may accept the offer as to part or all of the Qualifying Employer Securities at any time during the period not exceeding 14 days after receipt of such offer by the Trustee, on terms and conditions no less favorable to the shareholder than those offered by the third-party buyer. Any installment purchase shall be made pursuant to a note secured by the shares purchased and shall bear a reasonable rate of interest. If the offer is not accepted by the Trustee, Cone, or both, then the proposed transfer may be completed within a 30-day period following the end of the aforementioned 14-day period, but only upon terms and conditions no less favorable than the terms and conditions of the third-party buyer's original offer. If the proposed transfer is not completed within the aforementioned 30-day period, then the shares will again be subject to the right of first refusal described in this
           Section 6.04(d).

6.05       Death Benefits.

     (a) Subject to the rights of any Alternate Payee under a Qualified Domestic Relations Order, if a Member having a vested interest in the Plan dies before his Annuity Starting Date with a Surviving Spouse, his vested Account balance, valued not later than the end of the Plan Year during which death occurs, shall be distributed to the Surviving Spouse in accordance with subsection (b), unless the Member had made an effective waiver election pursuant to subsection (c).

FORM 10-K                                                    Page 259

EXHIBIT 4.9


     (b) At the election of the Surviving Spouse, all or any part of the Member's vested Account balance shall be transferred to the defined benefit plan that is this Plan's floor plan in the floor-offset plan arrangement incorporated in that defined benefit plan so that there will be no reduction in the Surviving Spouse's pension benefit under such defined benefit plan by reason of the floor-offset arrangement. Any such transfer shall constitute a distribution from the Member's Account under this Plan, and none of the other distribution methods provided for in this Section 6.05 shall be available with respect to the amount transferred. Any portion of the Member's vested Account balance that is not transferred to a defined benefit plan in accordance with the foregoing provisions of this subsection (b) shall be distributed to the Surviving Spouse in the form of a Qualified Preretirement Survivor Annuity, unless the Surviving Spouse elects to have the distribution made in one of the forms described in Plan Section 6.04-C. Unless the Surviving Spouse elects a later date, distribution of the portion of the Member's vested Account balance that is not transferred to a defined benefit plan shall be made or begin no later than 60 days after the end of the Plan Year in which death occurs, except as permitted under Plan Section 6.06(c). Notwithstanding the foregoing, if the aggregate amount of the Member's vested Account balance that is not transferred to a defined benefit plan is $3,500 or less, such amount shall be distributed to the Surviving Spouse in a single lump-sum payment and not in the form of a Qualified Preretirement Survivor Annuity. No transfer or distribution shall be made pursuant to this subsection (b) until the Advisory Committee has received proof of the Member's death and appropriate claim, election and tax withholding forms.

     (c) A Member may elect to waive the Qualified Preretire-ment Survivor Annuity and other spousal benefits described in subsection (b) by designating a Beneficiary or Beneficiaries (other than his Spouse) in accordance with subsection (e) to receive death benefits under this Plan. A Member's election period begins on the first day of the Plan Year in which he attains age 35 (or the date he terminated employment, if earlier) and ends on the date of his

FORM 10-K                                                    Page 260

EXHIBIT 4.9


           death; provided, however, that no election to waive the Qualified Preretirement Survivor Annuity and other spousal benefits described in subsection (b) and no Beneficiary designation in accordance with subsection (e) shall be effective unless accompanied by a Spousal Consent. Subject to Spousal Consent, a Member may also waive the Qualified Preretirement Survivor Annuity and other spousal benefits described in subsection (b) prior to the first day of the Plan Year in which he attains age 35; provided, however, that any such waiver shall become invalid on the first day of the Plan Year in which the Member attains age 35 and, if there is no new waiver after such date, the Member's Spouse shall be entitled to the benefits described in subsection (b) in the event of the Member's death before his Annuity Starting Date. During the election periods described above, a Member may revoke any election to waive the Qualified Preretirement Survivor Annuity and other spousal benefits described in subsection
           (b) and, subject to any required Spousal Consent, may elect, revoke and elect again during such election periods.

     (d) The Advisory Committee must provide each Member with a general written explanation of the terms and conditions of (i) the Qualified Preretirement Survivor Annuity and other spousal benefits described in subsection (b); (ii) the Member's right to make, and the effect of, an election not to receive survivor benefits in accordance with subsection (b); (iii) any required Spousal Consent; and (iv) the right to make, and the effect of, a revocation under subsection (c). The explanation must be provided to each Member no later than during the period that begins on the first day of the Plan Year in which he attains age 32 and ends with the close of the Plan Year preceding the Plan Year in which the Member attains age 35. If a Member enters the Plan after the Plan Year in which he attains age 32, the explanation must be provided to him no later than the close of the second Plan Year following his entry into the Plan.

     (e) On forms provided by the Advisory Committee, each Member without a Spouse and, subject to Spousal
           Consent, each Member with a Spouse may designate or

FORM 10-K                                                    Page 261

EXHIBIT 4.9


           change a Beneficiary or Beneficiaries to receive death benefits under the Plan. A Beneficiary designation is effective when received by the Advisory Committee. Any designation of a Beneficiary by a Member without a Spouse shall become void and of no further force and effect if the Member later marries. If a Beneficiary or Beneficiaries are designated in accordance with this subsection (e), and if distribution of benefits under this Plan has not begun before a Member's death, then, after the Advisory Committee receives proof of the Member's death, it shall request his Beneficiary or Bene-ficiaries to submit claim, election and tax with-holding forms. Subject to the rights of any Alternate Payee under a Qualified Domestic Relations Order, the Advisory Committee, upon receiving these forms, shall direct the Trustee to distribute the Member's Account, valued no later than the end of the Plan Year during which death occurs, to his Beneficiary or Beneficiaries. Distribution will be made or begin no later than 60 days after the end of the Plan Year in which death occurs, except as permitted under Plan Section 6.06(c) and Plan Section 6.07, and shall be made by one of the methods described in Plan Section 6.04-C, as elected by the Beneficiary or Beneficiaries. Notwithstanding the foregoing, if the amount distributable under this subsection (e) is $3,500 or less, such amount shall be distributed in a single lump-sum payment. If a Member had elected installment payments pursuant to Plan Section 6.04-C and had designated a Beneficiary or Beneficiaries in accordance with this subsection (e), then any installment payments becoming due after his death shall be made to the Beneficiary or Beneficiaries so designated, unless they elect to accelerate payment thereof. If there is no effective beneficiary designation in effect at the time of a Member's death, then subject to any required Spousal Consent and to the rights of any Alternate Payee, the Member's estate shall be entitled to receive his vested Account balance.

6.06       Commencement of Benefits.

     (a) The valuation of a Member's Account for purposes of determining the amount of benefit payments is made not later than the last day of the Plan Year in

FORM 10-K                                                    Page 262

EXHIBIT 4.9


           which he becomes eligible for such payments pursuant to Plan Sections 6.04 or 6.05, provided however, that dividends or other investment earnings on Qualifying Employer Securities held in a Member's Account shall be accrued beyond such Plan Year end as provided in the charter, indenture or other instrument governing such Qualifying Employer Securities. Except as provided in Plan Section 6.04-A, benefit payments shall begin by April 1 of the following Plan Year.

     (b)   Notwithstanding any other provision of this Article
           VI, a Member's benefit payments must begin no later than 60 days after the close of the Plan Year in which occurs the latest of:

           (1)   his 65th birthday;

           (2) the 10th anniversary of the date he became a Member of the Plan; or

           (3)   his termination of employment.

     (c) If for any reason the benefit amount cannot be accurately determined before payment is required, or if it is not possible to pay when required because the Advisory Committee has been unable to locate the Member, after making reasonable efforts to do so, a payment retroactive to the required date may be made no later than 60 days after the earliest date on which the amount of that payment can be determined, or the date on which the Member is located (whichever is applicable).

6.07       Special Distribution Provisions.

     (a) Notwithstanding any provision in the Plan to the contrary, the distribution of a Participant's benefits shall be made in accordance with the following requirements and shall otherwise comply with Code Section 401(a)(9) and the Regulations thereunder (including Regulation 1.401(a)(9)-2), the provisions of which are incorporated herein by reference:

           (1)   Except as otherwise permitted by Code Section
                 401(a)(9), a Participant's benefits shall be

FORM 10-K                                                    Page 263

EXHIBIT 4.9

                 distributed to him not later than April 1st of the calendar year in which the Participant attains age 70-1/2 whether or not he has a Severance from Service. Alternatively, distributions to a Participant must begin no later than April 1st of the calendar year in which the Participant attains age 70-1/2 and must be made in accordance with Treasury Regulations over the life of the Participant or over the lives of the Participant and a designated Beneficiary (or over a period certain not extending beyond the life expectancy of the Participant or the life expectancies of the Participant and a designated Beneficiary).

           (2)   Distributions to a Participant and his
                 Beneficiaries shall only be made in accordance with the incidental death benefit requirements of Code Section 401(a)(9)(G) and the Regulations thereunder.

     (b) Notwithstanding any provision in the Plan to the contrary, distributions upon the death of a Participant shall be made in accordance with the following requirements and shall otherwise comply with Code Section 401(a)(9) and the Regulations thereunder. If it is determined pursuant to Regulations that the distribution of a Participant's interest has begun and the Participant dies before his entire interest has been distributed to him, the remaining portion of such interest shall be distributed at least as rapidly as under the method of distribution selected pursuant to Plan Section
           6.04 as of his date of death. If a Participant dies before he has begun to receive any distributions of his interest under the Plan or before distributions are deemed to have begun pursuant to Treasury Regulations, then his death benefit shall be distributed to his Beneficiaries by December 31st of the calendar year in which the fifth anniversary of his date of death occurs, except as hereinafter provided.

           The 5-year distribution requirement of the preceding paragraph shall not apply to any portion of the deceased Participant's interest which is payable to or for the benefit of a designated Beneficiary. In such event, such portion may, at the election of the

FORM 10-K                                                    Page 264

EXHIBIT 4.9


           Participant (or the Participant's designated
           Beneficiary), be distributed over a period not extending beyond the life expectancy of such designated Beneficiary provided such distribution begins not later than December 31st of the calendar year immediately following the calendar year in which the Participant died. However, in the event the Participant's Surviving Spouse (determined as of the date of the Participant's death) is his Beneficiary, the requirement that distributions commence within one year of a Participant's death shall not apply. In lieu thereof, the distributions must commence on or before the later of: (1) December 31st of the calendar year immediately following the calendar year in which the Participant dies; or (2) December 31st of the calendar year in which the Participant would have attained age 70-1/2. If the Surviving Spouse dies before distributions to such spouse begin, then the 5-year distribution requirement of this Section shall apply as if the Surviving Spouse was the Participant.

     (c) For purposes of Section 6.07(b), the election by a designated Beneficiary to be excepted from the 5-year distribution requirement must be made no later than December 31st of the calendar year following the calendar year of the Participant's death, except that with respect to a designated Beneficiary who is the Participant's Surviving Spouse, the election must be made by the earlier of:
           (1) December 31st of the calendar year immediately following the calendar year in which the Participant died or, if later, the calendar year in which the Participant would have attained age 70-1/2; or (2) December 31st of the calendar year which contains the fifth anniversary of the date of the Participant's death. An election by a designated Beneficiary must be in writing and shall be irrevocable as of the last day of the election period stated herein. In the absence of an election by the Participant or a designated Beneficiary, the 5-year distribution requirement shall apply.

     (d) For purposes of this Section 6.07, the life expectancy of a Participant and a Participant's
           Surviving Spouse or designated Beneficiary may, at the election of the Participant or the Participant's spouse, be redetermined in accordance with

FORM 10-K                                                    Page 265

EXHIBIT 4.9

           Regulations. The election, once made, shall be irrevocable. If no election is made by the time distributions must commence, then the life expectancy of the Participant and the Participant's Surviving Spouse or designated Beneficiary shall not be subject to recalculation. Life expectancy and joint and last survivor expectancy shall be computed using the return multiples in Tables V and VI of Regulations 1.72-9.

     (e) Notwithstanding any other provision of the Plan, other than those provisions that require the consent of a Member and a Member's Spouse to a distribution in excess of $3,500, a Member may elect to have his Stock Bonus Account distributed as follows:

           (1) If the Member has a Severance from Service by reason of the attainment of normal retirement age under the Plan, death, or disability, the distribution of such portion of the Member's account balance must begin not later than one year after the close of the Plan Year in which his Severance from Service occurs unless the Member otherwise elects under the provisions of the Plan other than this Section 6.07(c).

           (2) If the Member terminates employment for any reason other than those enumerated in subparagraph (1) above, and is not reemployed by an Employer before the end of the fifth Plan Year following the Plan Year of such termination, distribution of such portion of the Member's account balance must begin not later than one year after the close of the fifth Plan Year following the Plan Year in which the Member terminated employment unless the Member otherwise elects under the provisions of this Plan other than this Section 6.07(c).

           (3) If the Member terminates employment for a reason other than those described in paragraph
                 (1) above, and is employed by an Employer before the last day of the fifth Plan Year following the Plan Year of such termination, distribution to the Member, prior to any subsequent termination of employment, shall be in accordance with terms of the Plan other than this Section 6.07(c).

FORM 10-K                                                    Page  266

EXHIBIT 4.9


           Distributions required under this Section 6.07(c) shall be made over a period not exceeding five years unless the Member otherwise elects under provisions of the Plan other than this Section 6.07(c). In no event shall such distribution period exceed the period permitted in Code Section 401(a)(9).

6.08       Limitation on Assignment; Qualified Domestic
           Relations Order.

     Except as provided in this Section 6.08, Plan benefits may not be assigned, alienated or in any other way made subject to debts or other obligations of Members or Beneficiaries. Notwithstanding the above, the Advisory Committee must comply with the terms of a Qualified Domestic Relations Order which is a judgment, decree or order (including approval of a property settlement agreement) made pursuant to a state domestic relations law (including community property law) that relates to the provision of child support, alimony payments or marital property rights of a Spouse, former Spouse, child or other dependent ("Alternate Payee") of a Member. A Qualified Domestic Relations Order creates or recognizes the existence of an Alternate Payee's right to, or assigns to an Alternate Payee the right to, receive all or a portion of the benefits payable to a Member under this Plan and specifies the following:

     (1) the name and last known mailing address of the Member and each Alternate Payee;

     (2) the amount or percentage of the Member's Plan benefits to be paid to any Alternate Payee, or the manner in which such amount or percentage is to be determined; and

     (3) the number of payments or the period to which the Order applies and the name of the plan(s) to which the Order relates.

     Plan benefits will be paid pursuant to a Qualified Domestic Relations Order to such Alternative Payee(s) at such times and in such amounts as are stated therein, provided however, that such Qualified Domestic Relations Order may not require the Plan to provide any type or form of benefit, or any option not otherwise provided. It also may not require the Plan to provide increased

FORM 10-K                                                    Page  267

EXHIBIT 4.9


     benefits and may not require the payment of benefits to an Alternate Payee prior to the Member's "earliest retirement age" as defined in Code Section 414(p). The Advisory Committee shall establish reasonable procedures to determine the qualified status of domestic relations orders and to administer distributions under such Orders.

6.09       Withholding of Benefits.

     If a Member receiving benefits under the Plan returns to regular employment of an Employer, the Advisory Committee may suspend payment of any benefit which such Member would have received from the Plan during any such period of reemployment.

6.10       Withholding of Taxes.

     Notwithstanding any other term or provision of this
     Article VI, the Advisory Committee will direct the Trustee to deduct from any distribution made to a Member such amount as is required to be withheld under Code
     Section 3405 and the corresponding provision of any applicable state law.

6.11       Eligible Rollover Distributions.

     (a) This Section 6.11 applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Advisory Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

     (b)   Definitions.

           (1) Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the

FORM 10-K                                                    Page  268

EXHIBIT 4.9


                 joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

           (2)   Eligible retirement plan:  An eligible
                 retirement plan is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

           (3) Distributee: A distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

           (4) Direct rollover: A direct rollover is a payment by the plan to the eligible retirement plan specified by the distributee.

6.12       Legal Disability of Member or Beneficiary.

     If any Member, former Member or Beneficiary entitled to any payment under the Plan shall be under a legal disability, whether due to incompetency, being a minor, or otherwise, the Advisory Committee, upon the receipt of satisfactory evidence of such legal disability, may cause

FORM 10-K                                                    Page  269

EXHIBIT 4.9


     any payment otherwise payable to be paid (i) to the guardian of the person or property of such Member or Beneficiary, (ii) to any other person, firm or institution for the benefit of such Member or Beneficiary, or (iii) if the Beneficiary is a minor, to a custodian for such Beneficiary under a Uniform Gifts to or Transfer to Minors Act, and the receipt of any of the foregoing shall constitute a full acquittance of the Advisory Committee to the extent of the distribution so made.

FORM 10-K                                                    Page  270

EXHIBIT 4.9

                               ARTICLE VII

                TRUST FUND AND ADMINISTRATION OF THE PLAN



7.01       Named Fiduciaries and Allocation of Responsibility.

     (a) Plan Fiduciaries are Cone (acting through the Board of Directors), each Trustee or Co-Trustee, the Advisory Committee and any other Committee appointed pursuant to Plan Section 8.06. Each Fiduciary shall have only those powers, duties, responsibilities and obligations that are specifically assigned under the Plan or Trust Agreement. A Fiduciary may serve in more than one capacity with respect to the Plan.
           The Board of Directors shall appoint the Advisory Committee and any Trustee or successor Trustees or Co-Trustees and any other Fiduciaries.

     (b) The Trustee has custody and sole responsibility for administration of the Trust Fund, but the Trustee's authority to manage, acquire or dispose of assets of the Plan is subject to such investment policies and guidelines as may be adopted from time to time by the Board of Directors and communicated to the Trustee. If an Investment Manager is appointed according to a Trust Agreement, the Trustee or each Co-Trustee under that Trust Agreement is released from any obligation or liability for the investment of the assets for which the appointment is made.

     (c) The Advisory Committee has only the responsibilities described in this Plan and those delegated by Cone.
           The Advisory Committee has no responsibility for the control or management of the Trust Fund.

     (d)   Other Committees appointed pursuant to Plan Section
           7.06 shall have such authority and responsibilities as may be delegated by the Board of Directors.

     (e) All responsibilities not specifically delegated to a Fiduciary remain with Cone, including designating other Fiduciaries not named in this Plan or the Trust Agreement. A Fiduciary serves at the pleasure of Cone and may employ one or more persons to render advice with regard to any responsibility such Fiduciary has under the Plan. Each Fiduciary may rely upon any direction, information or action of

FORM 10-K                                                    Page  271

EXHIBIT 4.9


           another Fiduciary as being proper under the Plan or Trust Agreement and shall not be required to inquire into the propriety of any such direction, information or action. It is intended that each Fiduciary be responsible for the proper exercise of its own power, duties, responsibilities and obligations and shall not be responsible for any act or omission of another Fiduciary except to the extent that he has knowledge of a breach of Fiduciary responsibility by another Fiduciary and fails to make reasonable effort to remedy the breach.

7.02       Duties and Responsibilities.

     Each Fiduciary shall discharge his duties with respect to the Plan solely in the interest of Members and Beneficiaries for the exclusive purpose of providing benefits to Members and Beneficiaries and for defraying reasonable expenses in administering the Plan, with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, and in accordance with the documents and instruments governing the Plan insofar as such documents and instruments are consistent with the provisions of applicable law or regulation. Notwithstanding the foregoing, the diversification requirement of ERISA Section 404(a)(1)(C) and the prudence requirement of ERISA Section 404(a)(1)(B) (to the extent it requires diversification) shall not apply to the acquisition and holding by the Plan of Qualifying Employer Securities as defined in ERISA Section 407(d), in which the Plan is designed to invest.

7.03       Trust Fund.

     All of the assets of the Plan shall be held in a Trust Fund or Funds under a Trust Agreement which shall be a part of the Plan. Such Trust Agreement may provide for a master trust containing assets of more than one plan if the portion or percentage attributable to each plan is clearly established and discernible. Each Trustee or Co-Trustee shall be appointed by the Board of Directors, and the Board of Directors shall have the sole authority to appoint and remove any Trustee, Co-Trustee or successor Trustee or Co-Trustee. All Company

FORM 10-K                                                    Page  272

EXHIBIT 4.9


     Contributions shall be paid into the Trust Fund.
     Benefits provided by the Plan shall be payable from the Trust Fund; if the Advisory Committee deems it advisable, benefits under the Plan may be provided through the purchase of annuities from a legal reserve life insurance company in accordance with rules uniformly applied to all employees similarly situated. The Trustee or Co-Trustee shall execute such documents and take any other action necessary to carry out the instructions of any Investment Manager or the Advisory Committee.

7.04       Enforceable Rights.

     Cone does not guarantee payment of any benefits provided for under the Plan. All rights of Members and Beneficiaries shall be enforceable only against the Trust Fund except to the extent otherwise guaranteed by applicable law or regulation. No person shall have any interest in or right to any part of the corpus or income of the Trust Fund except as provided in the Plan.

7.05       Impossibility of Diversion.

     Except as provided in Sections 3.04 and 3.05, the assets of the Plan and Trust Fund shall not inure to the benefit of Cone and shall be held for the exclusive purposes of providing benefits to Members and Beneficiaries and defraying reasonable expenses of administering the Plan.

7.06       Advisory Committee and Other Committees.

     The Board of Directors shall appoint an Advisory Committee and may appoint other Committees from time to time, each Committee to consist of at least three (3) persons who may, but need not be, officers, directors or employees of Cone. The members of each Committee shall hold office at the pleasure of the Board of Directors and shall serve without compensation. Each Committee member shall file his written acceptance with the Board of Directors and acknowledge that he is a Fiduciary under the Plan. Any Committee member may resign at any time by delivering his written resignation to the Board of Directors. Any vacancy which reduces Committee membership to less than three shall be filled by the Board of Directors as soon as practicable.

FORM 10-K                                                    Page  273

EXHIBIT 4.9


7.07       Officers, Quorums, Expenses.

     Each Committee may authorize one or more of its members to execute or deliver any instrument or act on its behalf. Each Committee shall hold meetings upon such notice and at such place and times as it may determine.
     A majority of the members of each Committee in office at the time shall constitute a quorum for the transaction of business. All resolutions or other actions taken by a Committee shall be by the vote of a majority of those present at a meeting or without a meeting by an instrument in writing signed by a majority of the members. If a Committee member registers his dissent in writing with respect to any act or omission by the majority, delivered to the remaining Committee members within a reasonable time, such member shall not be responsible for such act or omission. The expenses of each Committee in performing its duties and the compensation of its agent shall be paid by Cone.

7.08       Duties of Investment Manager.

     Cone shall have authority to appoint in writing and obtain the services of one or more Investment Managers (as defined in ERISA Section 3 (38)) whose duties and responsibilities shall be to manage the investment and reinvestment of such portion of the Trust Fund as shall be determined from time to time by the Board of Directors. Each duly appointed Investment Manager shall, with respect to the portion of any Trust Fund for which it is responsible, have the sole authority, without prior consultation with the Trustee or Cone, to manage, acquire and dispose of assets of the Trust Fund but shall not, except to the extent permitted in the Trust Agreement,have physical custody or indicia of ownership of any such assets. The appointment of an Investment Manager shall become effective as of the date he delivers to Cone a written statement acknowledging that it is Fiduciary as defined in ERISA Section 3(21)(A) and that it has the responsibility of acquisition and disposition of that portion of Trust Fund assets assigned to it. The Investment Manager shall exercise its power through written directions to the Trustee signed by an individual whose name and signature appears on a list furnished by such Investment Manager to Cone. The Investment Manager shall periodically deliver to Cone a report describing all Trust Fund asset transactions for each agreed upon reporting period. Any compensation or fee due to the

FORM 10-K                                                    Page  274

EXHIBIT 4.9


     Investment Manager for services rendered shall be paid out of the Trust Fund, unless paid by Cone in its discretion.

7.09       Information to Investment Manager.

     Cone shall advise each Investment Manager of the amount of that portion of any Trust Fund which he is to manage, the amount of Company Contributions to be added to the Fund and the expected future benefits to be payable from the Fund in order that the Investment Manager may establish a funding policy consistent with current and long-term needs of the Plan and compatible with the investment policies and guidelines determined by the Board of Directors.

7.10       Notice to Trustee.

     Cone shall notify the Trustee of each Trust Fund for which an Investment Manager has been appointed of the name of such Investment Manager and the portion of the Trust Fund for which such Manager is responsible. Until notified in writing by Cone that there has been a change in the appointment of an Investment Manager, the Trustee shall be fully protected in relying upon the instructions received from such Investment Manager with respect to the portions of the Fund for which such Manager has Investment responsibilities.

7.11       Duties of the Advisory Committee.

     The Advisory Committee shall be responsible for and have discretionary authority with respect to interpretation of the provisions of the Plan, the determination of benefits and the right of any person to benefits, and such other functions including without limitation the promulgation of rules and regulations as may be necessary for proper administration of the Plan and not hereunder delegated to the Trustee, Investment Manager or other Fiduciary appointed by the Board of Directors. The Advisory Committee's rules, interpretations, computations and actions will be conclusive and binding on all persons.

7.12       Notice of Payments Due.

     The Advisory Committee shall notify the Trustee in writing of the amounts payable under the Plan and the date of such payments.

FORM 10-K                                                    Page  275

EXHIBIT 4.9


7.13       Records and Reports.

     The Advisory Committee shall maintain accounts showing the fiscal transactions of the Plan and shall keep in convenient form such data as may be necessary for the valuation of the assets and liabilities, contingent or otherwise, of the Plan. The Committee shall exercise such authority as it deems appropriate in order to comply with the reporting requirements of any applicable law or regulation affecting the Plan and shall prepare annually a report showing in reasonable detail such assets and liabilities of the Plan and any other information which the Board of Directors may require and which the Committee can reasonably furnish or obtain from the Trustee. Such report shall be submitted to the Board of Directors.

7.14       Exoneration of Advisory Committee.

     The members of the Advisory Committee, Employers, and their officers, directors and employees shall be entitled to rely upon the reports furnished by the Trustee or by any accountant approved by a Committee or the Board of Directors, and upon all opinions given by any legal counsel selected or approved by a Committee or the Board of Directors. Except as contrary to law, the members of the Committee, Employers, and their officers, directors and employees shall be fully protected and exonerated from liability with respect to any action taken or suffered by them in good faith in reliance upon such reports, opinions or other advice received from any such Trustee, accountant or legal counsel. The fact that any member of the Committee is a director, officer or shareholder of the Employer, or a Member of the Plan, shall not disqualify him from performing any duties which the Plan or the Trust Agreement authorizes or requires him to do as a member of the Committee or render him accountable for any benefits received by him under the Plan. All directors, officers and employees who are deemed to be Fiduciaries of this Plan are entitled to indemnification to the full extent provided for by law and by the Charter and Bylaws of Cone in effect on January 1, 1987, and as thereafter amended.

7.15       Errors and Omissions.

     Individuals and entities charged with the administration of the Plan must see that it is administered in

FORM 10-K                                                    Page  276

EXHIBIT 4.9


     accordance with its terms as long as it is not in conflict with the Code or ERISA. If an innocent error or omission is discovered in the Plan's operation or administration, and if the Advisory Committee determines that it would cost more to correct the error than is warranted, and if the Advisory Committee determines that the error did not result in discrimination prohibited by Plan Section 10.06 or cause a qualification or excise-tax problem, then, to the extent that an adjustment will not in the Advisory Committee's judgment result in discrimination prohibited by Plan Section 10.06, the Advisory Committee may authorize any equitable adjustment it deems necessary or desirable to correct the error or omission, including but not limited to the authorization of additional Cone Contributions designed, in a manner consistent with the goodwill intended to be engendered by the Plan, to put Members in the same relative position they would have enjoyed if there had been no error or omission. Any contribution made pursuant to this section is an additional discretionary contribution.

7.16       Fees and Expenses.

     Any fees or expenses incurred in connection with the operation of the Plan shall be paid out of the Trust
     Fund, unless paid by Cone in its discretion.

7.17       Voting of Shares.

     (a) A Member shall be entitled to direct the Trustee as to the manner in which voting rights will be exercised with respect to any corporate matter which involves the voting of Qualified Employer Securities allocated to his Account.

     (b) The Advisory Committee must see that the Members receive all proxies and proxy solicitation materials related to the voting of Qualifying Employer
           Securities held for their Accounts.

7.18       Certification of Directions from Members.

     Any Members' rights contained in this Plan or in the Trust Agreement to direct any action may be exercised only by directions communicated to the Advisory Committee. The Advisory Committee must communicate those directions to the Trustee or other appropriate persons. Any Members' directions communicated by the Advisory

FORM 10-K                                                    Page  277

EXHIBIT 4.9


     Committee are deemed to be true and accurate, and each recipient of directions is entitled to rely conclusively upon the directions.

FORM 10-K                                                    Page  278

EXHIBIT 4.9


                              ARTICLE VIII

                    AMENDMENT, TERMINATION AND MERGER


8.01       Amendment.

     (a) The Board of Directors retains the right at any time:

           (1) to amend this Plan and any Trust Agreement to qualify or retain qualification of this Plan and the Trust under the applicable provisions of the Code or under any other laws;

           (2) to amend this Plan and any Trust Agreement in any other manner; and

           (3) to amend this Plan and liquidate the Trust by transferring all assets to a new trust qualified under the Code.

     (b) No amendment to the Plan or any Trust Agreement and no transfer of liabilities or assets of the Trust Fund shall permit any part of the Trust Fund to be used for or diverted to purposes other than for the exclusive benefit of Members and Beneficiaries and for defraying reasonable expenses of administering the Plan. An amendment may not cause any reduction in benefits accrued by any Member or cause or permit any portion of the Trust Fund to revert to or become the property of an Employer. An amendment that affects the rights, duties or responsibilities of any Fiduciary may not be made without that Fiduciary's written consent. Except as permitted by Regulations, no Plan amendment or transaction having the effect of a Plan amendment (such as a merger, plan transfer or similar transaction) shall be effective to the extent it eliminates or reduces any "Section 411(d)(6) protected benefit" or adds or modifies conditions relating to "Section 411(d)(6) protected benefits" the result of which is a further restriction on such benefit unless such protected benefits are preserved with respect to benefits accrued as of the later of the adoption date or effective date of the amendment. "Section 411(d)(6) protected benefits" are benefits described in Code
           Section 411(d)(6)(A), early retirement benefits and

FORM 10-K                                                    Page  279

EXHIBIT 4.9


           retirement-type subsidies, and optional forms of benefit. An amendment is effective on the date indicated in any written instrument that is identified as an amendment to the Plan, that is approved or authorized by the Board of Directors of Cone Mills Corporation and that is signed by an officer of the Corporation.

     (c) As allowed by law, a transfer of liabilities or Trust Fund assets or an amendment to the Plan or a Trust Agreement may authorize or permit part of the Trust Fund to be used for or diverted to payment of taxes owed or to payment of reasonable administrative expenses. To the extent allowed by Code Section 401(a), Trust Fund assets may be used for or diverted to purposes that benefit Employees other than Members or their Beneficiaries or estates.

     (d) The allocation provisions of Article IV of the Plan shall not be amended more than once every six months, other than to comport with changes in the Code, ERISA or the rules thereunder.

8.02       Termination.

     (a) The Board of Directors has the right at any time to terminate this Plan and any Trust Agreement. Notice of a termination must be given to the Members, the Advisory Committee, the affected Trustees or Co-Trustees and all necessary authorities. If any authority's approval is necessary, termination is effective according to that approval; otherwise, the date of the notice or a later date contained in the notice is the termination date for purposes of this Plan.

     (b) If the Plan terminates, all Accounts are then nonforfeitable (100% vested). If the Plan partially terminates (determined in a manner consistent with legal authorities), all Accounts of affected Members are fully nonforfeitable and may then be treated by the Advisory Committee as if the Plan had terminated.

     (c) On the Plan's termination, the Advisory Committee must direct the Trustee to allocate the assets of the Trust Fund among the Members and Beneficiaries

FORM 10-K                                                    Page  280

EXHIBIT 4.9

           according to the rules contained in Article IV.
           Members have no recourse toward satisfaction of their Accounts other than from the Trust Fund.

     (d) After providing for payment of any expenses properly chargeable against the Trust Fund and compliance with all other requirements of law, the Advisory Committee may direct the Trustees and Co-Trustees to distribute assets remaining in the Trust Fund. Distributions according to this Section 8.02 are not subject to the regular distribution provisions of this Plan, but must be in the manner the Advisory Committee determines consistent with statutory requirements and the purposes of the Plan. Except as specifically provided by law, the Advisory Committee's determination is conclusive.

     (e) Each Trustee and Co-Trustee must transfer or deliver property to Members according to the Advisory Committee's directions. A Trustee or Co-Trustee will have no further right, title or interest in property distributed. After all distributions, each Trustee and Co-Trustee is discharged from all obligations under the Trust Agreements. Except by statute, no Member or Beneficiary has any further right or claim.

8.03       Discontinuance of Contributions.

     (a) Each Employer has the right at any time to reduce or discontinue its contributions to this Plan. If there is a complete discontinuance of contributions from all Employers, all Accounts become fully nonforfeit-able.

     (b) A discontinuance of Employer contributions is not a termination of the Plan unless Cone gives the notice described in Plan Section 8.02(a).

8.04       Plan Merger or Asset Transfer.

     (a) The merger or consolidation of this Plan with, or the transfer of assets or liabilities of this Plan to another employee benefit plan or the transfer of assets or liabilities of another plan to this Plan is not allowed unless each Member's benefit entitlement immediately after the merger, consolidation, or transfer, is (when computed as if

FORM 10-K                                                    Page  281

EXHIBIT 4.9


           the surviving or receiving plan had immediately terminated) equal to or greater than the benefit to which the Member would have been entitled if this Plan had terminated immediately before the merger, consolidation, or transfer.

     (b) Subject to subsection (a), on written direction from Cone or the Advisory Committee, any Trustee or Co-Trustee so directed must take all necessary steps to transfer assets held in the Trust Fund to another qualified plan.

     (c) In accordance with and subject to the limitations and restrictions of the foregoing provisions, the Money Purchase Pension Plan component of the Cone Mills Corporation 1983 ESOP and the Special Retirement Account of the Supplemental Retirement Plan of Cone Mills Corporation were merged into the Stock Bonus Plan component of the Cone Mills Corporation 1983 ESOP, effective December 31, 1989.

8.05       Continuation of the Plan.

     If an Employer is merged or consolidated with any other business, or is succeeded by a corporation or any other legal entity that acquires substantially all of the Employer's assets, the surviving or purchasing corporation or legal entity, subject to approval of the Board of Directors, may elect to continue this Plan as to that Employer's Members but shall not be required to do so.

FORM 10-K                                                    Page  282

EXHIBIT 4.9

                               ARTICLE IX

                       MULTIPLE COMPANIES INCLUDED



9.01       Plan Sponsor and Other Employers.

     (a) This Plan's sponsor is Cone Mills Corporation, or its successor.

     (b)   This Plan is designed to allow the sponsor's
           Affiliates to participate.  Employers are Cone Mills
           Corporation and any Affiliate that was participating in this Plan before January 1, 1991, and any Affiliate that adopts this Plan in accordance with
           Section 9.02.

9.02       Method of Participation.

     With approval of the Board of Directors, any other business that is an Affiliate of Cone may take appropriate action through its board and become a party to the Plan as an Employer. To become an Employer, a business must adopt this Plan as a Qualified Plan for its employees. A business that becomes an Employer must promptly deliver to the Trustee or Co-Trustees designated by Cone a copy of the resolutions or other documents evidencing its adoption of the Plan and also a written instrument showing Cone's Board's approval of the adopting entity's status as a party to the Plan and an Employer.

9.03       Withdrawal by Employer.

     (a) An Employer may withdraw from the Plan at any time by giving the Advisory Committee and the Board of Directors six months advance notice in writing of its intention to withdraw unless a shorter notice is agreed to by the Board of Directors.

     (b) Upon receipt of an Employer's notice of withdrawal, the Advisory Committee must certify to the appropriate Trustee or Co-Trustees the withdrawing Employer's equitable share in the Trust Fund. The Advisory Committee may rely conclusively on the determination made by counsel and advisors then employed on behalf of the Plan. The Trustee or

FORM 10-K                                                    Page  283

EXHIBIT 4.9


           Co-Trustees must then set aside from the Trust Fund such securities and other property as each deems, in its sole discretion, to be equal in value to that amount directed by the Advisory Committee. If the Plan is to be terminated with respect to the Employer, then the amount set aside must be dealt with according to the provisions of Plan Article
           VIII. If the Plan is not to be terminated with respect to the Employer, the Trustee or Co-Trustees must either transfer the assets set aside to another trust governed by an agreement between a Trustee or Co-Trustees and the withdrawing Employer or to a successor trustee, according to the Advisory Committee's directions.

     (c) The segregation of the Trust Fund assets upon an Employer's withdrawal, or the execution of a new agreement and declaration of trust pursuant to any of the provisions of this section, must not operate to permit any part of the Trust Fund's principal or income to be used for or diverted to purposes other than for the benefit of Members and Beneficiaries or for the payment of reasonable expenses of administering the Plan.

9.04       Tax Year.

     Although the Employers may have different tax years, the Plan Year, which is the calendar year, is the tax year for this Plan and Trust Fund.

FORM 10-K                                                    Page  284

EXHIBIT 4.9

                                ARTICLE X

                                 GENERAL



10.01      Plan Creates No Separate Rights.

     The establishment and existence of the Plan, Trust
     Agreement and the Trust Fund does not give a person any legal or equitable right against:

     (a)   an Employer;

     (b) any officer, director, employee or other agent of an Employer;

     (c)   any Trustee or any Co-Trustee; or

     (d)   the Advisory Committee or any member of the Advisory
           Committee.

     The Plan and Trust Agreement create no employment rights and do not modify the terms of an Employee's or a Member's employment. The Plan and Trust Agreement are not contracts between an Employer and any Employee, and the Plan is not an inducement for anyone's employment.

10.02      Delegation of Authority.

     Cone's acts may be accomplished by any person with authorization from the Board of Directors. Any other
     Employer's acts may be accomplished by any person with authorization from that Employer's board.

10.03      Limitation of Liability.

     (a) A Fiduciary is not subject to suit or liability in connection with this Plan or the Trust Agreement or their operation, except according to this Section
           10.03.

     (b) Each member of the Advisory Committee, each Trustee and Co-Trustee and any person employed by an Employer is liable only for that person's own acts or omissions.

     (c) Each member of the Advisory Committee, each Trustee and Co-Trustee, or any person employed by an

FORM 10-K                                                    Page  285

EXHIBIT 4.9


           Employer is not liable for the acts or omissions of another without knowing participation in the acts or omissions, except by action to conceal an action or omission of another while knowing the act or omission is a breach, or by a failure to properly perform duties that enables the breach to occur, or with knowledge of the breach, failure to make reasonable efforts to remedy the breach.

     (d) One Trustee or Co-Trustee must use reasonable care to prevent another from committing a breach; but all Trustees and Co-Trustees need not jointly manage or control the assets, because specific duties have been allocated among them in this Plan or the Trust Agreements. A Trustee or Co-Trustee is not liable for actions or omissions when following the specific directions of the Advisory Committee or a duly authorized and appointed Investment Manager unless such directions are improper on their face. If an Investment Manager has been properly appointed, subject to subsection (c), a Trustee or Co-Trustee is not liable for the acts of the Investment Manager and does not have any investment responsibility for assets under the management of the Investment Manager.

     (e) A Fiduciary is not liable for the actions of another to whom responsibility has been allocated or delegated according to this Plan and the Trust Agreements, unless as the allocating or delegating Fiduciary it was imprudent in making the allocation or delegation or in continuing the allocation or delegation.

     (f) Each Employee releases all members of the Advisory Committee, each Trustee and Co-Trustee, each Employer, all officers and agents of each Employer, and all agents of Fiduciaries from any and all liability or obligation, to the extent release is consistent with the provisions of this Section.

10.04      Legal Action.

     Except as explicitly permitted by statute, in any action or proceeding involving the Plan, the Trust Agreement, the Trust Fund, any property held as part of the Trust Fund, or the administration of the Plan or Trust Fund, the Advisory Committee, the appropriate Trustee or

FORM 10-K                                                    Page  286

EXHIBIT 4.9


     Co-Trustees and Cone are the only necessary parties. No Employees or former Employees or their Beneficiaries or any person having or claiming to have an interest in the Trust Fund or under the Plan is entitled to notice of process. Any final judgment that is not appealed or appealable that may be entered in an action or proceeding is binding and conclusive on the parties to this Plan and all persons having or claiming to have any interest in the Trust Fund or under the Plan.

10.05      Benefits Supported Only By Trust.

     Except as otherwise provided by statute, a person having any claim under the Plan must look solely to the assets of the Trust Fund for satisfaction.

10.06      Discrimination.

     The Advisory Committee must administer the Plan in a uniform and consistent manner for all Members and may not permit discrimination in favor of Highly Compensated
     Employees.

10.07      Model Amendment III.

     The following sections of Model Amendment III (IRS Notice 87-2) are hereby incorporated in the Cone Mills Corporation 1983 ESOP and the Special Retirement Account of the Supplemental Retirement Plan of Cone Mills Corporation for the Plan Years beginning January 1, 1987 and January 1, 1988: I, II, III, IV, VI, VII (other than Sections 7.4 and 7.6), and VIII.

10.08      Entire Plan.

     This document incorporates in its entirety the Cone Mills Corporation 1983 ESOP and supersedes and replaces all prior plan documents. It may not be amended, modified or supplemented except by a written instrument that is identified as an amendment to the Plan, that is approved or authorized by the Board of Directors of Cone Mills Corporation and that is signed by an officer of the Corporation.

FORM 10-K                                                    Page  287

EXHIBIT 4.9



                             SIGNATURE PAGE



 As evidence of the adoption of this Amended and Restated
1983 ESOP, for itself and by all Affiliated Companies, Cone
Mills Corporation has caused this document to be signed by its duly authorized officer on December 29, 1994.



                         CONE MILLS CORPORATION


                         By:  /s/ Terry L. Weatherford


                         Title:  Secretary